                                                                   EXHIBIT 10.54




                               MASTER AGREEMENT




                                by and between


                     New York State Common Retirement Fund


                                     and


                    Boston Properties Limited Partnership,




                           dated as of May 12, 2000.

                                TABLE OF CONTENTS

Section                                                              Page

ARTICLE 1   DEFINITIONS................................................1

      Section 1.1 Definitions..........................................1

ARTICLE 2   RIGHT OF FIRST OFFER FOR OPERATING PROPERTIES..............6

      Section 2.1 Pre-Offer............................................6

      Section 2.2 Offer................................................7

      Section 2.3 Certain Restrictions................................10

      Section 2.4 Loss of the Common Fund's ROFO for
                  Operating Properties................................10

      Section 2.5 Excluded Transactions...............................12

ARTICLE 3   RIGHT OF FIRST OFFER FOR DEVELOPMENT PROPERTIES...........12

      Section 3.1 Offer...............................................12

      Section 3.2 Certain Restrictions................................15

ARTICLE 4   GENERAL PROVISIONS APPLICABLE TO THE RIGHTS OF
            FIRST OFFER...............................................16

      Section 4.1 Permitted Changes...................................16

      Section 4.2 Reporting Requirements..............................17

      Section 4.3 Superior Rights.....................................17

      Section 4.4 Good Faith..........................................17

      Section 4.5 Financing...........................................18

      Section 4.6 Remedies............................................18

      Section 4.7 Additional Termination Right........................20

      Section 4.8 Property Management Agreements;
                  Development Agreements..............................20

ARTICLE 5   GUARANTY..................................................21

      Section 5.1 Boston Properties Guaranty..........................21

      Section 5.2 Common Fund Guaranty................................22

      Section 5.3 General Provisions..................................22

ARTICLE 6   REPRESENTATIONS AND WARRANTIES............................24


                                       (i)

      Section 6.1 Boston Properties...................................24

      Section 6.2 The Common Fund.....................................27

ARTICLE 7   RESTRICTIONS RELATING TO QUALIFIED ORGANIZATIONS..........28

      Section 7.2 Definitions.........................................28

      Section 7.2 Representation and Warranty.........................31

      Section 7.3 Restriction.........................................31

      Section 7.4 Sale of Promote Interests...........................31

      Section 7.5 Additional Remedies.................................35

      Section 7.6 Dispute Resolution Mechanism........................37

      Section 7.7 Good Faith..........................................38

ARTICLE 8   MISCELLANEOUS.............................................38

      Section 8.1 Notices.............................................40

      Section 8.2 No Assignment.......................................40

      Section 8.3 Entire Agreement....................................40

      Section 8.4 Counterparts........................................40

      Section 8.5 Modification; Waiver................................40

      Section 8.6 Attorney's Fees.....................................40

      Section 8.7 Severability; Construction..........................40

      Section 8.8 Captions; Usage of Words of Reference;
                  Relationship of the Parties.........................41

      Section 8.9 No Third Party Beneficiaries........................41

      Section 8.10 Governing Law......................................41

      Section 8.11 Confidentiality....................................41

      Section 8.12 Successors.........................................42

      Section 8.13 Non-Imputation Proceeds............................42

      Section 8.14 Further Assurances.................................42


                                      (ii)

                                MASTER AGREEMENT

            This agreement (this "Agreement"), dated as of the 12th day of May, 2000, by and between COMPTROLLER OF THE STATE OF NEW YORK AS TRUSTEE OF THE COMMON RETIREMENT FUND (the "Common Fund"), having an address at 633 Third Avenue, New York, New York 10017, and BOSTON PROPERTIES LIMITED PARTNERSHIP ("Boston Properties"), a Delaware limited partnership, having an address at 800 Boylston Street, Boston, Massachusetts 02119.

                              W I T N E S S E T H:

            WHEREAS, the Common Fund and Boston Properties desire to set forth their agreement with respect to the acquisition from time to time by entities owned by the Common Fund and Boston Properties of certain types of real property; and

            WHEREAS, Boston Properties has agreed to grant the Common Fund certain rights of first offer with respect to such acquisitions and certain other transactions.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Boston Properties and the Common Fund hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      Section 1.1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

            "Acquisition Cost" shall mean, with respect to any Development Property Interest, the sum of the following amounts as of any given date (the "Determination Date"): (i) an amount equal to all of the third party out-of-pocket sums actually paid by Boston Properties (or the applicable Boston Properties Subsidiary, as the case may be) in connection with the acquisition by Boston Properties (or such Boston Properties Subsidiary) of such Development Property Interest, plus (ii) an amount equal to all of the third party out-of-pocket sums actually paid by Boston Properties (or the applicable Boston Properties Subsidiary, as the case may be), as of the Determination Date, in connection with the ownership of such Development Property Interest from and after such acquisition, plus (iii) an amount equal to the simple interest that would have accrued on the amounts described in the preceding clauses (i) and
(ii), from the date that such amounts were paid by Boston Properties (or such Boston Properties Subsidiary) through the Determination Date, at the rate of 8% per annum.

            "Advisor" shall mean the person or entity (if any) that, at the time in question, is advising the Common Fund in connection with the transactions contemplated by this Agreement. As of the date hereof, J.P. Morgan Investment Management, Inc. is the Advisor.

            "Boston Properties Guaranty Party" shall mean (i) any Boston Properties Subsidiary, (ii) any so-called "preferred stock" subsidiary of Boston Properties, (iii) such other subsidiary as to which Boston Properties is entitled to no less than 95% of the economics of such subsidiary, and (iv) any permitted assignee of any of the foregoing entities under any Venture Agreement (whether the applicable assignment was effected after all consents required under such Venture Agreement were obtained by the assignor or such assignment was permitted to be effected under the terms of such Venture Agreement without the assignor obtaining any consents). Any entity described in any of the preceding clauses (i), (ii) and (iii) shall be referred to herein as a "BP Subsidiary Party".

            "Boston Properties Subsidiary" shall mean any entity that (directly or indirectly) (i) is wholly-owned by Boston Properties or (ii) is wholly-owned by Boston Properties and Boston Properties, Inc. (sometimes referred to herein as "BP Inc.").

            "Business Day" or "business day" shall mean any day except Saturdays, Sundays and the following days: New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving, the day following Thanksgiving, Christmas and any other day that shall be observed by the New York State government as a legal holiday.

            "BXP Development Property" shall mean any Development Property in which Boston Properties or any Boston Properties Subsidiary holds a Development Property Interest that was acquired by Boston Properties or such Boston Properties Subsidiary more than 180 days prior to the date in question.

            "Common Fund Guaranty Party" shall mean (i) any Common Fund Subsidiary, and (ii) any permitted assignee of the Common Fund or any Common Fund Subsidiary under any Venture Agreement (whether the applicable assignment was effected after all consents required under such Venture Agreement were obtained by the assignor or such assignment was permitted to be effected under the terms of such Venture Agreement without the assignor obtaining any consents).

            "Common Fund Subsidiary" shall mean any entity that (directly or indirectly) is wholly-owned by the Common Fund. However, the parties agree that CRF Met Square, LLC shall constitute a Common Fund Subsidiary (notwithstanding the fact that CRF Met Square, LLC is not wholly-owned by the Common Fund).

            "Common Fund's Surviving Obligations" shall mean any obligations imposed on the Common Fund pursuant to (i) the second-to-last sentence of
Section 2.1(a) below, (ii) Section 2.3(b) below, or (iii) Section 3.2(b) below.

            "Development Property" shall mean any real property located anywhere in the Target Markets that, at the time in question, either (i) consists primarily of unimproved land or (ii) consists of land that contains improvements which (x) are substantially vacant and (y) require Major Work in order to be able to be used primarily for office and related uses generally.

            "Development Property Interest" shall mean any of the following interests in a Development Property: (i) fee title to such Development Property,
(ii) the lessee's interest in a lease for such Development Property, (iii) any other interest that gives a person or entity 100% ownership (directly or indirectly) of such Development Property, or (iv) all the ownership interests in one or more entities that (directly or indirectly) hold 100% of any of the interests described in the preceding clauses (i), (ii) and (iii).

            "Excluded Information" shall mean, with respect to any Operating Property Interest, any information that (i) was generated by or for the then seller of such Operating Property Interest, (ii) was obtained by Boston Properties solely because of the particular nature of its relationship with such seller, and (iii) is not generally available to other potential purchasers of such Operating Property Interest.

            "Existing Venture Entities" shall mean (i) BP 140 Kendrick Street LLC (the "140 Kendrick Street Entity"), a Delaware limited liability company and
(ii) The Metropolitan Square Associates LLC, a District of Columbia limited liability company

            "Existing Venture Entity Operating Agreements" shall mean (i) that certain Limited Liability Company Agreement of BP 140 Kendrick Street LLC, dated as of the date hereof, between the Common Fund and Boston Properties (the "140 Kendrick Street Operating Agreement"), and (ii) that certain Limited Liability Company Agreement of The Metropolitan Square Associates LLC, dated as of the date hereof, between Boston Properties and CRF Met Square, LLC.

            "Institutional Development Transaction" shall mean any transaction or proposed transaction with respect to a Development Property pursuant to which either (a) Boston Properties (or a Boston Properties Subsidiary) and an Institutional Partner will jointly acquire a Development Property Interest in a Development Property or (b) an Institutional Partner otherwise agrees to contribute capital for any direct or indirect legal or beneficial interest in (including, without limitation, any right to share in the profits and/or appreciation in value of) a Development Property in which Boston Properties (or any Boston Properties Subsidiary) holds, or intends to acquire, a Development Property Interest. By way of example only (and without limiting the foregoing), an Institutional Development Transaction would include a mortgage with an "equity kicker" or similar component. However, a legal or beneficial interest in Boston Properties or Boston Properties, Inc. shall not, in and of itself, constitute an "indirect" legal or beneficial interest in a Development Property for purposes of this definition. Notwithstanding the foregoing, the transactions described on Schedule VIII annexed hereto shall not constitute Institutional Development Transactions.

            "Institutional Partner" shall mean any of the following types of entities (or any entity that is directly or indirectly owned or controlled by any of the following types of entities), whether domestic or foreign: (a) a commercial bank, trust company (whether acting individually or in a fiduciary capacity for another entity that constitutes an Institutional Partner), savings and loan association, savings bank, financing company or similar institution;
(b) an insurance company; (c) an investment bank; (d) an employee's welfare, benefit, profit-sharing, pension or retirement trust, fund or system (whether federal, state, municipal, private or otherwise); (e) a religious, educational or eleemosynary institution or foundation; (f) a governmental agency; (g) a credit union, trust or endowment fund; (h) a hedge fund, opportunity fund or similar type of fund; (i) an entity not referred to in the foregoing provisions of this definition that is subject to supervision and regulation by the insurance or banking department of any of the United States, the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation or by any successor hereafter exercising similar functions; or (j) any combination of one or more of the foregoing entities. Notwithstanding the foregoing, no entity that satisfies any of the foregoing criteria but of which Boston Properties owns at least 90% of the voting interests, owns at least 90% of the equity interests, and otherwise solely controls all aspects of the management shall constitute an Institutional Partner. Boston Properties represents and warrants to the Common Fund that, as of the date hereof, no such entity exists.

            "Major Operating Property Interest" shall mean any Operating Property Interest that, at the time in question, is being offered for sale (whether by bid or otherwise) for a gross purchase price that is reasonably anticipated to exceed Two Hundred Million ($200,000,000) Dollars.

            "Major Work" shall mean any of the following types of work: (i) the installation or replacement of all or substantially all of the elevator, electrical, plumbing, HVAC and other major systems of the building in question, or (ii) the installation or replacement of all or substantially all of a building's facade.

            "New BXP Development Property" shall mean any Development Property in which Boston Properties or any Boston Properties Subsidiary holds a Development Property Interest that was acquired by Boston Properties or such Boston Properties Subsidiary within 180 days prior to the date in question.

            "Offer Term" shall mean the period commencing on the date of this Agreement and ending on the sooner to occur of (i) the third anniversary of such date and (ii) the first date on which the Common Fund (x) has invested at least $270,000,000 of initial capital to acquire Venture Properties in accordance with the terms of this Agreement and (y) has no approval from the Common Fund's Real Estate Advisory Committee (the "REAC") to continue investing with Boston Properties in Operating Properties or Development Properties under the terms of this Agreement.

            "Operating Property" shall mean any real property located anywhere in Target Markets that, at the time in question, (i) is used or is intended to be used primarily for office and related purposes and (ii) is not a Development Property.

            "Operating Property Interest" shall mean any of the following interests in an Operating Property: (i) fee title to such Operating Property,
(ii) the lessee's interest in a lease for such Operating Property, (iii) any other interest that gives a person or entity 100% ownership (directly or indirectly) of such Operating Property, or (iv) all the ownership interests in one or more entities that (directly or indirectly) hold 100% of any of the interests described in the preceding clauses (i), (ii) and (iii).

            "Opportunity Fund" shall mean (a) any real estate opportunity fund, real estate hedge fund or similar fund (i) in which the Common Fund holds any direct or indirect interest and (ii) with respect to which the Common Fund generally has no right to consent to the acquisition of any real property by such real estate opportunity fund, real estate hedge fund or similar fund, and
(b) any entity that is directly or indirectly owned or controlled by any such real estate opportunity fund, real estate hedge fund or similar fund.

            "Target Markets" shall mean the areas of the United States described in Schedule VI annexed hereto.

            "Venture Agreements" shall mean, collectively, all of the following agreements (as such agreements may be amended or modified from time to time):
(i) this Agreement; (ii) all of the Venture Entity Operating Agreements; (iii) all of the agreements to which any Venture Entity is a party or by which any Venture Entity is bound (including, without limitation, all property management agreements, leasing agency agreements, development agreements and similar agreements); and (iv) any other agreements that are executed pursuant to this Agreement.

            "Venture Entities" shall mean, collectively, (i) the Existing Venture Entities; (ii) any entity that is created by or on behalf of Boston Properties and the Common Fund pursuant to the provisions of Sections 2.2(c) or 3.1(c) of this Agreement; (iii) any entity (x) that Boston Properties and the Common Fund (in their sole discretion) mutually agree to create other than in accordance with such Sections 2.2(c) and 3.1(c), and (y) that is wholly-owned (whether directly or indirectly) by Boston Properties and the Common Fund; and
(iv) any Boston Properties Subsidiary into which the Common Fund (or a Common Fund Subsidiary) is admitted pursuant to Section 3.1(c) below.

            "Venture Entity Operating Agreements" shall mean, collectively, all of the following agreements (as such agreements may be amended or modified from time to time): (i) the Existing Venture Entity Operating Agreements; (ii) any operating or similar agreement that is entered into pursuant to the provisions of Sections 2.2(c) or 3.1(c) of this Agreement; and (iii) any operating or similar agreement that relates to any entity described in clause (iii) of the definition of "Venture Entities."

            "Venture Property Interest" shall mean (i) each Development Property Interest that is held by a Venture Entity and (ii) each Operating Property Interest that is held by a Venture Entity.

                                    ARTICLE 2

                  RIGHT OF FIRST OFFER FOR OPERATING PROPERTIES

      Section 2.1. Pre-Offer. (a) Subject to Section 2.5 and Section 4.3 below, if at any time during the Offer Term either Boston Properties or any Boston Properties Subsidiary (i) intends to submit an offer to acquire any Operating Property Interest or (ii) otherwise intends to acquire any Operating Property Interest, then Boston Properties, prior to submitting an offer, or commencing material negotiations, to acquire (or permitting any Boston Properties Subsidiary to submit an offer, or commence material negotiations, to acquire) such Operating Property Interest, shall give the Common Fund and the Advisor notice to that effect (each such notice, a "Pre-Offer Notice"). Each Pre-Offer Notice shall be accompanied by all information (other than any Excluded Information) with respect to the applicable Operating Property Interest that (x) was generated by or for the seller thereof and (y) is then in the possession of, or is otherwise reasonably available to, Boston Properties (provided, however, that if and to the extent that such information does not include all of the information set forth on Schedule VII annexed hereto with respect to such Operating Property Interest, then such Pre-Offer Notice shall also include all the information set forth on Schedule VII annexed hereto with respect to such Operating Property Interest, which information shall be set forth on the form that is annexed hereto as Schedule VII). If the Common Fund, in its sole discretion, desires to pursue the acquisition of such Operating Property Interest with Boston Properties (or the applicable Boston Properties Subsidiary, as the case may be), then the Common Fund, on or before the date (the "Pre-Offer Outside Response Date") that is 5 business days after the Common Fund's receipt of a properly given Pre-Offer Notice with respect to such Operating Property Interest, shall give Boston Properties notice to that effect (each such notice, a "Pre-Offer Acceptance Notice"). Boston Properties acknowledges and agrees that, until Boston Properties is notified to the contrary by the Common Fund, the Advisor shall be entitled to give any Pre-Offer Acceptance Notice on behalf of the Common Fund, and any Pre-Offer Acceptance Notice so given shall be of the same force and effect as if the Common Fund had given such Pre-Offer Acceptance Notice itself. If the Common Fund gives Boston Properties a Pre-Offer Acceptance Notice with respect to any Operating Property Interest, then the Common Fund may not pursue the acquisition of such Operating Property Interest with any person or entity other than Boston Properties (or the applicable Boston Properties Subsidiary) for a period of one year following the date that the Common Fund gave such Pre-Offer Acceptance Notice (it being agreed, however, that if Boston Properties is still diligently pursuing the acquisition of such Operating Property Interest at the end of such one-year period, then such one-year period shall be extended for so long as Boston Properties is so diligently pursuing such acquisition); provided, however, that (notwithstanding the foregoing) if at any time Boston Properties fails to comply with all of its obligations under this Article 2 with respect to such Operating Property Interest, then (from and after such failure) the restriction contained in this sentence shall no longer apply. Notwithstanding anything to the contrary contained herein, the Common Fund shall not be deemed to have breached its obligations contained in the preceding sentence with respect to any applicable Operating Property Interest by reason of any Opportunity Fund, during the applicable time period referred to in such sentence, pursuing the acquisition of such Operating Property Interest.

            (b) If (i) Boston Properties complies with all of its obligations under this Section 2.1 with respect to any Operating Property Interest and (ii) the Common Fund fails to give Boston Properties a Pre-Offer Acceptance Notice with respect to such Operating Property Interest by the Pre-Offer Outside Response Date applicable thereto, then either Boston Properties or a Boston Properties Subsidiary may acquire such Operating Property Interest without any further obligation to the Common Fund under this Article 2 with respect to such Operating Property Interest.

      Section 2.2. Offer. (a) If the Common Fund timely gives Boston Properties a Pre-Offer Acceptance Notice with respect to any Operating Property Interest, then Boston Properties, as soon as is reasonably practicable after Boston Properties' receipt of such Pre-Offer Acceptance Notice, shall give the Common Fund an additional notice with respect to such Operating Property Interest (each such additional notice, an "Offer Notice"). Each Offer Notice shall (i) set forth the economic and other material terms on which the applicable Operating Property Interest is available for acquisition, (ii) set forth the price that Boston Properties (or such Boston Properties Subsidiary) desires to offer (whether by bid or otherwise) for such Operating Property Interest, as well as all of the other material terms that Boston Properties (or such Boston Properties Subsidiary) desires to include in such offer, (iii) constitute an offer to the Common Fund to pursue the joint acquisition of such Operating Property Interest with Boston Properties using the structure set forth and described in Section 2.2(c) below, (iv) contain a reasonably detailed estimate of all the Due Diligence Costs (as defined below) that Boston Properties expects to incur in connection with the acquisition of such Operating Property Interest (which estimate shall set forth any such Due Diligence Costs theretofore actually incurred), and (v) contain all other information that is reasonably necessary for the Common Fund to evaluate whether to accept such offer (which information shall include, without limitation, the information set forth on
Schedule I annexed hereto with respect to the Operating Property to which such Operating Property Interest pertains).

            (b) If the Common Fund, in its sole discretion, desires to accept such an offer with respect to any Operating Property Interest, then the Common Fund, on or before the Outside Response Date (as defined below) applicable to such Operating Property Interest, shall give Boston Properties notice to that effect (each such notice, an "Offer Acceptance Notice"); provided, however, that if such offer pertains to a Major Operating Property Interest, then the Common Fund shall have the right to state in such notice that the acceptance of such offer is conditioned on the Common Fund obtaining the REAC's approval of such acceptance (in which case such notice shall, for purposes of this Article 2, constitute a "Conditional Offer Acceptance Notice", not an Offer

Acceptance Notice). If (i) the Common Fund gives Boston Properties a Conditional Offer Acceptance Notice with respect to any Major Operating Property Interest, and (ii) the Common Fund, prior to receiving a Rescission Notice (as defined below) from Boston Properties with respect to such Major Operating Property Interest in accordance with the immediately following sentence, gives Boston Properties an additional notice (a "REAC Approval Notice") stating that the REAC has approved the joint acquisition of such Major Operating Property Interest with Boston Properties in accordance with this Agreement, then, for all purposes of this Agreement (including Section 2.2(c) below), the giving of such REAC Approval Notice shall constitute, and have the same force and effect as, a timely given Offer Acceptance Notice with respect to such Major Operating Property Interest. If (i) the Common Fund gives Boston Properties a Conditional Offer Acceptance Notice with respect to any Major Operating Property Interest, and (ii) the Common Fund fails to give Boston Properties a REAC Approval Notice within 10 business days after Boston Properties' receipt of such Conditional Offer Acceptance Notice, then Boston Properties, prior to receiving a REAC Approval Notice from the Common Fund with respect to such Major Operating Property Interest, shall have the right to give the Common Fund a notice (a "Rescission Notice") rescinding the offer contained in the Offer Notice that pertains such Major Operating Property Interest, whereupon either Boston Properties or a Boston Properties Subsidiary may acquire such Major Operating Property Interest without any further obligation to the Common Fund under this
Article 2 with respect to such Operating Property Interest. For purposes of this
Article 2, the term "Outside Response Date" shall mean, with respect to any Operating Property Interest, the date that is 10 business days after the Common Fund receives a properly given Offer Notice with respect to such Operating Property Interest.

            (c) If the Common Fund timely gives Boston Properties an Offer Acceptance Notice with respect to any Operating Property Interest, then (i) Boston Properties and the Common Fund shall pursue the joint acquisition of such Operating Property Interest, and (ii) until such time (if ever) as the parties shall execute (or cause to be executed) an operating agreement with respect to such Operating Property Interest in accordance with the immediately following sentence, each of such parties shall, in connection with the pursuit of such joint acquisition, deal with the other as if Boston Properties and the Common Fund were parties to an operating agreement in the form of Exhibit A annexed hereto with respect to such Operating Property Interest (it being agreed that, without limiting the foregoing, the Common Fund shall have all of the consent rights contained in Section 7.02 of such form of operating agreement in connection with the pursuit of such joint acquisition). If Boston Properties and the Common Fund are the winning bidder with respect to such Operating Property Interest, or if the seller thereof is otherwise willing to sell such Operating Property Interest to Boston Properties and the Common Fund on terms that are acceptable to Boston Properties and the Common Fund, as the case may be, then
(i) Boston Properties shall promptly create a Delaware limited liability company for purposes of acquiring and holding such Operating Property Interest, of which limited liability company Boston Properties (or, at Boston Properties' election, an entity wholly-owned and controlled by Boston Properties) and the Common Fund (or, at the Common Fund's election, an entity wholly-owned and controlled by the Common Fund) shall be the sole members, and (ii) immediately after such limited liability company is created, the Common Fund (or, at the Common Fund's election, any entity that is wholly-owned and controlled by the Common Fund) and Boston Properties (or, at Boston Properties' election, any entity that is wholly-owned and controlled by Boston Properties) shall execute and deliver (or cause to be executed and delivered) an operating agreement for such limited liability company substantially in the form of Exhibit A annexed hereto, subject, however, to Section 4.1 below.

            (d) If the Common Fund timely gives Boston Properties an Offer Acceptance Notice with respect to any Operating Property Interest, then the Common Fund, within 30 days after its receipt of a reasonably detailed invoice therefor (together with such corroborating documentation as the Common Fund may reasonably request), shall pay to Boston Properties sixty-five percent (65%) of the Due Diligence Costs incurred by Boston Properties in connection with such Operating Property Interest; provided, however, that (notwithstanding the foregoing) (x) the Common Fund shall not be required to pay or reimburse Boston Properties for any portion of the Due Diligence Costs incurred by Boston Properties in connection with such Operating Property Interest to the extent that such Due Diligence Costs exceed $10,000 in the aggregate, unless and to the extent that the Common Fund gives its approval to Boston Properties to incur such Due Diligence Costs (which approval shall not be unreasonably withheld);
(y) upon the execution of a Venture Entity Operating Agreement with respect to such Operating Property Interest, such Venture Entity Operating Agreement shall govern the payment and/or reimbursement of any Due Diligence Costs incurred with respect to such Operating Property Interest from and after such execution, and the Common Fund shall have no further obligation under this paragraph (d) to pay or reimburse Boston Properties for any such Due Diligence Costs so incurred; and
(z) if (i) the Common Fund and Boston Properties for any reason fail to jointly acquire such Operating Property Interest (whether directly or indirectly) in accordance with this Article 2, and (ii) Boston Properties, within a period of 1 year thereafter, acquires such Operating Property Interest (whether directly or indirectly) itself or with any person or entity, then Boston Properties shall reimburse the Common Fund for any Due Diligence Costs paid or reimbursed to Boston Properties by the Common Fund with respect to such Operating Property Interest. For purposes hereof, the term "Due Diligence Costs" means all of the reasonable and customary out- of-pocket costs and expenses paid or incurred by Boston Properties to unaffiliated third parties on account of any due diligence performed in connection with the acquisition (or attempted acquisition) by Boston Properties and the Common Fund, in accordance with Section 2.2 hereof, of any Operating Property Interest.

            (e) If (i) Boston Properties complies with all of its obligations under this Section 2.2 with respect to any Operating Property Interest and (ii) the Common Fund fails to give Boston Properties an Offer Acceptance Notice or a Conditional Offer Acceptance Notice with respect to such Operating Property Interest by the Outside Response Date applicable thereto, then either Boston Properties or a Boston Properties Subsidiary may acquire such Operating Property Interest without any further obligation to the Common Fund under this Article 2 with respect to such Operating Property Interest.

      Section 2.3. Certain Restrictions. (a) Notwithstanding anything to the contrary contained herein, if (i) the Common Fund timely gives Boston Properties an Offer Acceptance Notice with respect to any Operating Property Interest (or the Common Fund and Boston Properties otherwise agree to acquire such Operating Property Interest jointly) and (ii) the Venture Entity created pursuant to
Section 2.2(c) above fails to acquire such Operating Property Interest because of any act or omission of Boston Properties or a Boston Properties Subsidiary, including, without limitation, any refusal to consent to such acquisition by Boston Properties (or a Boston Properties Subsidiary) under the applicable Venture Entity Operating Agreement, or Boston Properties and the Common Fund otherwise fail to acquire such Operating Property Interest jointly because of any such act or omission, then (x) from and after the date of such act or omission, the restriction contained in the second-to-last sentence of Section 2.1(a) with respect to such Operating Property Interest shall no longer be applicable to the Common Fund and (y) in no event may Boston Properties acquire (whether directly or indirectly) such Operating Property Interest (or any portion thereof) for a period of one year following such act or omission (it being agreed, however, that if the Common Fund is still diligently pursuing the acquisition of such Operating Property Interest at the end of such one-year period, then such one-year period shall be extended for so long as the Common Fund is diligently pursuing such acquisition).

            (b) Notwithstanding anything to the contrary contained herein, if
(i) the Common Fund timely gives Boston Properties an Offer Acceptance Notice with respect to any Operating Property Interest (or the Common Fund and Boston Properties otherwise agree to acquire such Operating Property Interest jointly) and (ii) the Venture Entity created pursuant to Section 2.2(c) above fails to acquire such Operating Property Interest because of any act or omission of the Common Fund or a Common Fund Subsidiary, including, without limitation, any refusal to consent to such acquisition by the Common Fund (or a Common Fund Subsidiary) under the applicable Venture Entity Operating Agreement, or Boston Properties and the Common Fund otherwise fail to acquire such Operating Property Interest jointly because of any such act or omission, then in no event may the Common Fund acquire (whether directly or indirectly) such Operating Property Interest (or any portion thereof) for a period of one year following such act or omission (it being agreed, however, that if Boston Properties is still diligently pursuing the acquisition of such Operating Property Interest at the end of such one-year period, then such one-year period shall be extended for so long as Boston Properties is diligently pursuing such acquisition). Notwithstanding anything to the contrary contained herein, the Common Fund shall not be deemed to have breached its obligations contained in the preceding sentence with respect to any applicable Operating Property Interest by reason of any Opportunity Fund, during the applicable time period referred to in such sentence, acquiring such Operating Property Interest.

      Section 2.4. Loss of the Common Fund's ROFO for Operating Properties (a) If (i) within any Measurement Period (as defined below), Boston Properties properly gives the Common Fund separate Pre-Offer Notices with respect to at least 8 Operating Property Interests, and (ii) the Common Fund fails to give a Pre-Offer Acceptance Notice with respect to at least 50% of the Operating Property Interests in respect of which the Common Fund, during such Measurement Period, receives separate duly-given Pre-Offer Notices, then Boston Properties shall have the right, by notice (each, an "Inquiry Notice") given to the Common Fund within 15 business days thereafter, to request that the Common Fund certify to Boston Properties whether or not at least 50% of the Operating Property Interests in respect of which the Common Fund received separate duly-given Pre-Offer Notices during such Measurement Period constitute Qualified Rejected OP Interests (as defined below). Each Inquiry Notice shall (1) state in capital letters that such notice constitutes an Inquiry Notice under this Section 2.4(a), (2) specify the Measurement Period in respect of which it is being given, (3) list all of the Operating Property Interests for which Boston Properties properly gave the Common Fund Pre-Offer Notices during such Measurement Period and (4) state whether or not the Common Fund gave Boston Properties a Pre-Offer Acceptance Notice in respect of each of such Operating Property Interests. If the Common Fund receives a properly given Inquiry Notice on account of any Measurement Period, then the Common Fund, within 15 business days after its receipt of such Inquiry Notice, shall certify to Boston Properties whether or not at least 50% of the Operating Property Interests in respect of which the Common Fund received separate duly-given Pre-Offer Notices during such Measurement Period constitute Qualified Rejected OP Interests. If, in response to any properly given Inquiry Notice, the Common Fund certifies to Boston Properties that at least 50% of the Operating Property Interests in respect of which the Common Fund received separate duly-given Pre-Offer Notices during the applicable Measurement Period constitute Qualified Rejected OP Interests, then Boston Properties shall have the right, within 30 days after its receipt of such certification, to terminate the provisions of this Article 2 (but no other provisions of this Agreement) by giving written notice of such termination to the Common Fund. If Boston Properties properly gives such written notice of termination to the Common Fund, then (except for the Common Fund's Surviving Obligations contained in this Article 2) both parties shall be relieved of any obligations or liabilities that accrue under this Article 2 from and after the date such termination notice is so given. For purposes hereof, (I) the term "Measurement Period" means any consecutive 12-month period that occurs during the Offer Term; and (II) the term "Qualified Rejected OP Interest" shall mean an Operating Property Interest in respect of which the Common Fund (x) receives a properly given Pre-Offer Notice, and (y) fails to give a Pre-Offer Acceptance Notice because the Common Fund, as of the Pre-Offer Outside Response Date for such Operating Property Interest, was already having material discussions about pursuing, or was already pursuing, the joint acquisition of such Operating Property Interest with an entity other than Boston Properties or a Boston Properties Subsidiary. Notwithstanding the foregoing, for purposes of the definition of "Qualified Rejected OP Interest," the Common Fund shall not be deemed to be having material discussions about pursuing, or actually pursuing, the acquisition of any Operating Property Interest by reason of any Opportunity Fund taking any such actions.

            (b) If (i) within any Measurement Period, Boston Properties properly gives the Common Fund separate Offer Notices with respect to at least 8 Operating Property Interests that constitute Qualified Operating Property Interests (as defined below), and (ii) the Common Fund fails to give an Offer Acceptance Notice with respect to at least 50% of the Qualified Operating Property Interests in respect of which the Common Fund, during such Measurement Period, receives separate duly-given Offer Notices, then Boston Properties may terminate the provisions of this Article 2 (but no other provisions of this Agreement) by giving written notice of such termination to the Common Fund. If Boston Properties properly gives such written notice of termination to the Common Fund, then (except for the Common Fund's Surviving Obligations contained in this Article 2) both parties shall be relieved of any obligations or liabilities that accrue under this Article 2 from and after the date such termination notice is so given. For purposes hereof, a "Qualified Operating Property Interest" shall mean an Operating Property Interest with respect to which all of the criteria set forth on Schedule II annexed to this Agreement are fulfilled both (i) on the date on which the Common Fund receives an Offer Notice with respect to such Operating Property Interest and (ii) on the Outside Response Date applicable to such Operating Property Interest.

      Section 2.5. Excluded Transactions. The provisions of this Article 2 shall not apply to the transactions described on Schedule IX annexed hereto.

                                    ARTICLE 3

                            RIGHT OF FIRST OFFER FOR
                             DEVELOPMENT PROPERTIES

      Section 3.1. Offer. (a) Subject to Section 4.3 below, if at any time during the Offer Term either Boston Properties or any Boston Properties Subsidiary intends to enter into an Institutional Development Transaction with respect to any Development Property, then Boston Properties, prior to engaging a broker, finder or other third party for purposes of seeking, or commencing negotiations with, any Institutional Partner in connection therewith (or permitting any Boston Properties Subsidiary to seek, or commence negotiations with, any Institutional Partner in connection therewith), shall give the Common Fund notice to that effect (each such notice, a "Development Property Offer Notice"). Each Development Property Offer Notice shall (i) describe in reasonable detail the manner in which Boston Properties (or the applicable Boston Properties Subsidiary) proposes to develop or refurbish the Development Property that is the subject of such Institutional Development Transaction, (ii) either (x) if (as of the date Boston Properties gives such Development Property Offer Notice) such Development Property is a BXP Development Property, set forth Boston Properties' good faith determination ("Boston Properties' FMV Determination") of the fair market value (as of such date) of the Development Property Interest held by Boston Properties (or the applicable Boston Properties Subsidiary) in such Development Property, (y) if (as of the date Boston Properties gives such Development Property Offer Notice) such Development Property is a New BXP Development Property, set forth in reasonable detail the Acquisition Cost (as of such date) for the Development Property Interest held by Boston Properties (or the applicable Boston Properties Subsidiary) in such Development Property (and be accompanied by such corroborating documentation as shall be reasonably necessary to establish such Acquisition Cost), or (z) in all other cases, set forth the price at which the Development Property Interest that is the subject of such Institutional Development Transaction is available for acquisition, and (iii) contain all other information that is reasonably necessary for the Common Fund to evaluate whether to accept such offer (which information shall include, without limitation, (x) the information set forth on Schedule III annexed hereto with respect to such Development Property and (y) Boston Properties' good faith estimate of the costs to develop or refurbish such Development Property in the manner described in such Development Property Offer Notice, which estimate shall be in the form and shall contain the information set forth and described on
Schedule IV annexed hereto). Further, each Development Property Offer Notice shall constitute an offer to the Common Fund to acquire an interest in the corresponding Development Property using the structure described in Section 3.1(c) below, which offer shall be at a price that is based on the Agreed Value (as defined below) of the applicable Development Property Interest in such Development Property. For purposes hereof, the "Agreed Value" of any Development Property Interest shall mean (as the case may be): (i) if such Development Property Interest was acquired by Boston Properties (or the applicable Boston Properties Subsidiary, as the case may be) more than 180 days prior to the date on which Boston Properties gives the Development Property Offer Notice pertaining thereto, an amount equal to Boston Properties' FMV Determination of such Development Property Interest, (ii) if such Development Property Interest was acquired by Boston Properties (or the applicable Boston Properties Subsidiary, as the case may be) within 180 days prior to the date on which Boston Properties gives the Development Property Offer Notice pertaining thereto, an amount equal to the Acquisition Cost of such Development Property Interest as of the date that the applicable Venture Entity acquires such Development Property Interest (or as of the date on which the Common Fund or a Common Fund Subsidiary is admitted into the Boston Properties Subsidiary that is the holder of such Development Property Interest, as the case may be), or (iii) in all other cases, an amount equal to the price at which such Development Property Interest is ultimately acquired by the applicable Venture Entity.

            (b) If the Common Fund, in its sole discretion, desires to accept any offer pursuant to Section 3.1(a) with respect to any Development Property, then the Common Fund, on or before the DP Outside Response Date (as defined below) applicable to such Development Property, shall give Boston Properties notice to that effect (each such notice, a "Development Property Acceptance Notice"). For purposes of this Article 3, the term "DP Outside Response Date" shall mean, with respect to any Development Property, the date that is 30 business days after the Common Fund receives a properly given Development Property Offer Notice that pertains to such Development Property.

            (c) If the Common Fund gives Boston Properties a Development Property Acceptance Notice with respect to any Development Property by the applicable DP Outside Response Date, then (i) within 15 days after Boston Properties receives such Development Property Acceptance Notice, Boston Properties shall create a Delaware limited liability company for purposes of acquiring and holding the applicable Development Property Interest in such Development Property, of which limited liability company Boston Properties (or, at Boston Properties' election, an entity wholly-owned and controlled by Boston Properties) and the Common Fund (or, at the Common Fund's election, an entity wholly-owned and controlled by the Common
Fund) shall be the sole members, and (ii) immediately after such limited liability company is created, Boston Properties (or, at Boston Properties' election, an entity wholly-owned and controlled by Boston Properties) and the Common Fund (or, at the Common Fund's election, an entity wholly-owned and controlled by the Common Fund) shall execute (or cause to be executed) an operating agreement for such limited liability company substantially in the form of Exhibit B annexed hereto, subject, however, to Section 4.1 below. If, on the date on which any Venture Entity is created pursuant to the first sentence of this paragraph, either Boston Properties or any Boston Properties Subsidiary holds any Development Property Interests in the applicable Development Property, then, promptly after such Venture Entity is so created, (i) Boston Properties shall convey or otherwise transfer (or, as the case may be, cause the applicable Boston Properties Subsidiary to convey or otherwise transfer) to such Venture Entity all the Development Property Interests held by Boston Properties (or held by the applicable Boston Properties Subsidiary) in such Development Property for the Agreed Value of such Development Property Interests, and (ii) simultaneously with the execution of the operating agreement for such Venture Entity, Boston Properties (or, as the case may be, the applicable Boston Properties Subsidiary), the Common Fund (or, as the case may be, the applicable Common Fund Subsidiary) and such Venture Entity shall enter into a contribution agreement substantially in the form annexed hereto as Exhibit C with respect to the Common Fund's admission into such Venture Entity (the "Contribution Agreement Form") (with the initial capital contribution of the Common Fund (or such Common Fund Subsidiary) being calculated based on such Agreed Value). Notwithstanding the foregoing, if, as of the date on which the Common Fund gives a Development Property Acceptance Notice with respect to any Development Property, (i) a Boston Properties Subsidiary holds the applicable Development Property Interest in such Development Property, and (ii) such Boston Properties Subsidiary has held such interest for less than 90 days, then Boston Properties may elect, in lieu of creating a new Venture Entity to hold such Development Property Interest in accordance with the first sentence of this subsection, to have the Common Fund (or, at the Common Fund's election, a Common Fund Subsidiary) be admitted into such Boston Properties Subsidiary. If Boston Properties makes such an election, then (x) Boston Properties, the Common Fund (or, as the case may be, the applicable Common Fund Subsidiary) and such Boston Properties Subsidiary shall enter into a contribution agreement in substantially the form annexed hereto as Exhibit C with respect to the Common Fund's admission into such Boston Properties Subsidiary (with the initial capital contribution of the Common Fund (or such Common Fund Subsidiary) being calculated based on the Agreed Value of such Development Property Interest), (y) simultaneously with the execution of such contribution agreement, Boston Properties and the Common Fund (or such Common Fund Subsidiary) shall execute (or cause to be executed) an operating agreement for such Boston Properties Subsidiary in the form of Exhibit B annexed hereto, subject, however, to Section 4.1 below and (z) upon such execution, such Boston Properties Subsidiary shall constitute a Venture Entity for all purposes of this Agreement. The parties acknowledge that the Contribution Agreement Form contains certain provisions that may not be applicable to all transactions (as indicated in the Contribution Agreement Form), and the parties, in executing each contribution agreement in accordance with the provisions of this Section 3.1(c), shall act reasonably and in good faith to delete all such provisions that are not applicable to the transaction in question. The parties also acknowledge that the Contribution Agreement Form contains certain blank spaces for certain terms that must be added thereto, and the parties, in executing each such contribution agreement, shall act reasonably and in good faith to cause such information to be added thereto. If the Common Fund timely gives Boston Properties a Development Property Acceptance Notice with respect to any Development Property Interest, then until such time as the parties shall execute (or cause to be executed) an operating agreement with respect to such Development Property Interest in accordance with the foregoing provisions of this Section 3.1(c), each of such parties shall, in connection with such Development Property Interest, deal with the other as if Boston Properties and the Common Fund were parties to an operating agreement in the form of Exhibit B annexed hereto with respect to such Development Property Interest (it being agreed that, without limiting the foregoing, the Common Fund shall have all of the consent rights contained in Section 7.02 of such form of operating agreement in connection therewith).

            (d) If (i) Boston Properties complies with all of its obligations under this Section 3.1 with respect to any Development Property and (ii) the Common Fund fails to give Boston Properties a Development Property Acceptance Notice with respect to such Development Property by the DP Outside Response Date applicable thereto, then either Boston Properties or a Boston Properties Subsidiary may enter into any Institutional Development Transaction with respect to such Development Property.

      Section 3.2. Certain Restrictions. (a) Notwithstanding anything to the contrary contained herein, if (i) the Common Fund timely gives Boston Properties a Development Property Acceptance Notice with respect to any Development Property (or Boston Properties otherwise agrees to permit the Common Fund to acquire an interest in such Development Property) and (ii) the Venture Entity created pursuant to Section 3.1(c) above fails to acquire the applicable interests in such Development Property because of any act or omission of Boston Properties or a Boston Properties Subsidiary, including, without limitation, any refusal to consent to such acquisition by Boston Properties (or a Boston Properties Subsidiary) under the applicable Venture Entity Operating Agreement, or the Common Fund otherwise fails to acquire an interest in such Development Property because of any such act or omission, then in no event may Boston Properties enter into (or permit any Boston Properties Subsidiary to enter into) any Institutional Development Transaction with respect to such Development Property for a period of one year following such act or omission.

            (b) Notwithstanding anything to the contrary contained herein, if
(i) the Common Fund timely gives Boston Properties a Development Property Acceptance Notice with respect to any Development Property (or Boston Properties otherwise agrees to permit the Common Fund to acquire an interest in such Development Property) and (ii) the Venture Entity created pursuant to Section 3.1(c) above fails to acquire the applicable interests in such Development Property because of any act or omission of the Common Fund or a Common Fund Subsidiary, including, without limitation, any refusal to consent to such acquisition by the Common Fund (or a Common Fund Subsidiary) under the applicable Venture Entity Operating Agreement, or such Venture Entity otherwise fails to acquire an interest in such Development Property because of any such act or omission, then in no event may the Common Fund acquire (or permit any Common Fund Subsidiary to acquire) any direct or indirect ownership interest in such Development Property for a period of one year following such act or omission (it being agreed, however, that (x) if, at the time the Common Fund gave such Development Property Acceptance Notice, Boston Properties did not (directly or indirectly) own the applicable interest in such Development Property, and (y) Boston Properties is still diligently pursuing the acquisition of such interest at the end of such one-year period, then such one-year period shall be extended for so long as Boston Properties is so diligently pursuing such acquisition). Notwithstanding anything to the contrary contained herein, the Common Fund shall not be deemed to have breached its obligations contained in the preceding sentence with respect to any applicable Development Property by reason of any Opportunity Fund, during the applicable period referred to in such sentence, acquiring any direct or indirect ownership interest in such Development Property.

                                    ARTICLE 4

                          GENERAL PROVISIONS APPLICABLE
                          TO THE RIGHTS OF FIRST OFFER

      Section 4.1. Permitted Changes. The parties acknowledge that each Operating Agreement Form (as defined below) contains certain provisions that may not be applicable to all transactions (as indicated in each such Operating Agreement Form), and the parties, in executing each operating agreement in accordance with the provisions of Articles 2 and 3 above, shall act reasonably and in good faith to delete all such provisions that are not applicable to the transaction in question. The parties also acknowledge that each Operating Agreement Form contains certain blank spaces for certain terms that must be added thereto, and the parties, in executing each such operating agreement, shall act reasonably and in good faith to cause such information to be added thereto. Further, the parties, in executing each such operating agreement, shall act reasonably and in good faith to make such changes to the applicable Operating Agreement Form (a) as are necessary to effect the transaction in question in the most mutually cost-effective and efficient manner and (b) as are otherwise necessary in connection with the particular nature of such transaction (in either such case, without affecting the rights or obligations of each party that are set forth in the applicable Operating Agreement Form). Finally, the parties agree that in certain instances a limited liability company might not be the appropriate entity in which to hold an Operating Property Interest or a Development Property Interest to be acquired pursuant to Article 2 or Article 3 above; accordingly, the parties agree that, in such instances, the parties will act reasonably and in good faith in order to select a different form of entity to hold such Operating Property Interest or Development Property Interest (as the case may be), without limiting the rights or obligations of either party under this Agreement with respect to such Operating Property

Interest or Development Property Interest (as the case may be). Boston Properties and the Common Fund agree that, in executing an operating agreement with respect to any Development Property Interest pursuant to Section 3.1(c) above, the Common Fund may elect whether or not to include in such operating agreement the provisions described in Schedule IV of Exhibit B annexed hereto. Moreover, the Common Fund, in connection with any Venture Entity Operating Agreement that is executed with respect to a Development Property Interest, may elect at any time to unilaterally amend such Venture Entity Operating Agreement to include in such Venture Entity Operating Agreement the provisions described in Schedule IV of Exhibit B annexed hereto. For purposes hereof, the term "Operating Agreement Form" means either (i) the form of operating agreement annexed to this Agreement as Exhibit A or (ii) the form of operating agreement annexed to this Agreement as Exhibit B (or, as the context requires, each of such forms).

      Section 4.2. Reporting Requirements. Boston Properties, within 30 days after its receipt of a request therefor from the Common Fund, shall furnish to the Common Fund such information as is reasonably requested by the Common Fund to determine whether Boston Properties has complied with Boston Properties' obligations under Articles 2 and 3 above (which information shall include, without limitation, a reasonably detailed list of all real property interests directly or indirectly acquired by Boston Properties (and/or any Boston Properties Subsidiary) since the date of the last such request by the Common Fund (or, in the case of the first such request, since the date of this Agreement)). Notwithstanding the foregoing, Boston Properties shall not be required to deliver such information to the Common Fund more than 4 times in any 12 month period.

      Section 4.3. Superior Rights. All of the Common Fund's rights under
Article 2 and Article 3 above shall be subject to the rights and options (collectively, the "Superior Rights") that are described on, and that are held by the applicable entities described on, Schedule V attached hereto. Boston Properties represents and warrants to the Common Fund that, as of the date hereof, except as and to the extent set forth on Schedule V annexed hereto, (a) all the Superior Rights are in full force and effect, (b) Boston Properties is bound by all the Superior Rights, and (c) Boston Properties does not have the right to terminate (or cause to be terminated) any of the Superior Rights without the payment of a material sum of money or the incurrence of material liability by Boston Properties or any Boston Properties Subsidiary.

      Section 4.4. Good Faith. Boston Properties agrees that, in connection with the discharge of its obligations under Articles 2 and 3 above, Boston Properties shall act in good faith. In amplification and not in limitation of the preceding sentence, Boston Properties shall not take any actions that in any way circumvent (or that are intended in any way to circumvent) any of Boston Properties' obligations, or any of the Common Fund's rights, under either
Article 2 or Article 3 above. By way of example only (and without limiting the foregoing), Boston Properties shall be deemed to have breached its obligations under this Section 4.4 if Boston Properties, for non-economic reasons, creates an entity that is not wholly-owned by Boston Properties to acquire an Operating Property Interest (and Boston Properties thereby avoids its obligations under Article 2). The

Common Fund agrees that, in connection with the discharge of its obligations under Articles 2 and 3 above, the Common Fund shall act in good faith. In amplification and not in limitation of the preceding sentence, the Common Fund shall not take any actions that in any way circumvent (or that are intended in any way to circumvent) any of the Common Fund's obligations, or any of Boston Properties' rights, under either Article 2 or Article 3 above.

      Section 4.5. Financing. (a) Because the Common Fund (or the applicable Common Fund Subsidiary) will have the right to participate in and consent to any financing decisions relating to any Operating Property or Development Property in which the Common Fund acquires an interest pursuant to Article 2 or Article 3 above, the parties agree as follows: (I) Boston Properties will not obtain or commit to obtain (or permit any Boston Properties Subsidiary to obtain or commit to obtain) any financing with respect to any Operating Property Interest that Boston Properties (or any Boston Properties Subsidiary) intends to acquire during the Offer Term unless and until either (x) the Common Fund gives an Offer Acceptance Notice with respect to such Operating Property Interest (whereupon the Common Fund will have the right to participate in and consent to any decision relating to such financing in accordance with Section 2.2(c) above and the applicable Venture Entity Operating Agreement), (y) the Common Fund, after receiving a properly given Pre-Offer Notice with respect to such Operating Property Interest, fails to give a Pre-Offer Acceptance Notice with respect to such Operating Property Interest by the Pre-Offer Outside Response Date applicable thereto, or (z) the Common Fund, after receiving a properly given Offer Notice with respect to such Operating Property Interest, fails to give an Offer Acceptance Notice with respect to such Operating Property Interest by the Outside Response Date applicable thereto; and (II) Boston Properties will not obtain or commit to obtain (or permit any Boston Properties Subsidiary to obtain or commit to obtain) any financing for a Development Property with respect to which Boston Properties (or any Boston Properties Subsidiary) intends to enter into an Institutional Development Transaction during the Offer Term unless and until either (x) the Common Fund gives a Development Property Acceptance Notice with respect to such Development Property (whereupon the Common Fund will have the right to participate in and consent to any decision relating to such financing in accordance with Section 3.1(c) above and the applicable Venture Entity Operating Agreement) or (y) the Common Fund, after receiving a properly given Development Property Offer Notice with respect to such Development Property, fails to give a Development Property Acceptance Notice with respect to such Development Property by the DP Outside Response Date applicable thereto.

            (b) Boston Properties and the Common Fund acknowledge that it is their intention that the total debt encumbering all the stabilized Venture Properties at the end of the Offer Term will not exceed 60% of the total value of all such Venture Properties at such time.

      Section 4.6. Remedies. (a) If Boston Properties materially breaches any of its non-monetary obligations under Article 2 or Article 3 above, then the Common Fund (as the Common Fund's sole and exclusive remedy on account of such breach) shall be entitled, within 45 days after the Common Fund learns of such breach, to exercise (or cause to be exercised) the Reverse Buy-Sell Rights (as defined below) contained in the Venture Entity Operating Agreements with respect all (but not less than all) of the then existing Venture Properties. In the case of all other breaches by Boston Properties of Boston Properties' obligations under
Article 2 or Article 3 above, the Common Fund shall be entitled to pursue all remedies available to the Common Fund on account thereof at law or in equity. For purposes hereof, the term "Reverse Buy-Sell Rights" shall mean either (i) the rights described in Section 13.04 of each Operating Agreement Form or (ii) any rights contained in any Venture Entity Operating Agreement that are substantially similar to the rights contained in such Section 13.04.

            (b) If the Common Fund materially breaches any of its non-monetary obligations under Article 2 or Article 3 above, then Boston Properties (as Boston Properties' sole and exclusive remedy on account of such breach) shall be entitled, within 45 days after Boston Properties learns of such breach, to terminate the provisions of Articles 2 and 3 of the Agreement (but no other provisions of this Agreement). In the case of all other breaches by the Common Fund of the Common Fund's obligations under Article 2 or Article 3 above, Boston Properties shall be entitled to pursue all remedies available to Boston Properties on account thereof at law or in equity. If Boston Properties, in accordance with the first sentence of this paragraph (b), properly elects to terminate the provisions of such Articles 2 and 3, then (except for the Common Fund's Surviving Obligations) both parties shall be relieved of any obligations or liabilities that accrue under such Articles 2 and 3 from and after the effective date of such termination. The Common Fund's Surviving Obligations shall survive any termination of Articles 2 and 3 of this Agreement by Boston Properties pursuant to this Section 4.6(b) or any termination of such Article 2 by Boston Properties pursuant to Section 2.4 above; provided that if, after such termination, the Common Fund in bad faith breaches any of the Common Fund's Surviving Obligations, then, subject to the further provisions of this Section 4.6(b) below, Boston Properties, as its sole and exclusive remedy on account of such breach, may pursue one (and only one) of the following remedies (the "Applicable Remedies") (with the Common Fund, in accordance with the following provisions of this Section 4.6(b), electing in its sole discretion which one of such remedies Boston Properties may pursue): (i) the exercise of the BP Reverse Buy Sell Rights (as defined below) with respect all (but not less than all) of the then existing Venture Properties, or (ii) the prosecution of an action for the actual damages (other than consequential damages) suffered by Boston Properties on account of such breach (the remedy referenced in this clause (ii), the "Damages Remedy"). If Boston Properties believes that, after any such termination of this Article 2 by Boston Properties, the Common Fund in bad faith has breached any of the Common Fund's Surviving Obligations, then, within 45 days after Boston Properties learns of such breach, Boston Properties may send the Common Fund a reasonably detailed notice of such alleged breach. If, in accordance with the preceding sentence, the Common Fund receives a notice from Boston Properties alleging any such breach by the Common Fund, then the Common Fund, within 45 days after it receives such notice, shall have the right (a) to acknowledge that such breach occurred, in which case the Common Fund shall elect one of the Applicable Remedies for Boston Properties to pursue on account of such breach (whereupon Boston Properties shall have the right to pursue such Applicable Remedy (and no other remedy) on account of such breach); or (b) to (i) deny that such breach occurred and (ii) notify Boston Properties as to which one of the two Applicable Remedies Boston Properties may pursue if a court of law ultimately determines that such breach did occur, in which case Boston Properties shall have the right to bring an action to determine (x) whether or not such a breach occurred and (y) if the Common Fund so elects for Boston Properties to pursue the Damages Remedy, what damages, if any, the Common Fund is liable for as a result of such breach. If
(i) Boston Properties brings such an action and (ii) it is determined in such action that the Common Fund in bad faith breached any of the Common Fund's Surviving Obligations after the termination of this Article 2 by Boston Properties in accordance herewith, then Boston Properties may, on account of such breach, pursue the Applicable Remedy selected by the Common Fund in accordance with the preceding sentence (and no other remedy). For purposes hereof, the term "BP Reverse Buy-Sell Rights" shall mean either (i) the rights described in Section 13.06 of the Operating Agreement Form annexed hereto as Exhibit A, (ii) the rights described in Section 13.06 of the Operating Agreement Form annexed hereto as Exhibit B or (iii) any rights contained in any Venture Entity Operating Agreement that are substantially similar to the foregoing rights.

      Section 4.7. Additional Termination Right. If the Common Fund exercises its Buy-Sell Rights (as defined below) with respect to any Venture Property Interest, then Boston Properties shall have the right, within 45 days after such exercise, to terminate the provisions of Articles 2 and 3 of the Agreement (but no other provisions of this Agreement). If Boston Properties, in accordance with the preceding sentence, properly elects to terminate the provisions of such Articles 2 and 3, then both parties shall be relieved of any obligations or liabilities that accrue under such Articles 2 and 3 from and after the effective date of such termination. For purposes hereof, the term "Buy-Sell Rights" shall mean either (i) the rights described in Article XIII of each Operating Agreement Form or (ii) any rights contained in any Venture Entity Operating Agreement that are substantially similar to the rights contained in such Article XIII.

      Section 4.8. Property Management Agreements; Development Agreements. (a) Simultaneously with the acquisition of an Operating Property Interest by a Venture Entity during the Offer Term, Boston Properties, with respect to such Operating Property Interest, shall enter into (or, at Boston Properties' election, cause a BP Subsidiary Party to enter into) a property management agreement with such Venture Entity in the form annexed hereto as Exhibit D (subject, however, to Section 4.8(d) below).

            (b) Within 60 days after either (i) any Venture Entity acquires a Development Property Interest during the Offer Term, or (ii) the Common Fund (or a Common Fund Subsidiary) is admitted during the Offer Term into any Boston Properties Subsidiary that holds a Development Property Interest, Boston Properties, with respect to such Development Property Interest, shall enter into (or, at Boston Properties' election, cause a BP Subsidiary Party to enter into) a property management agreement with such Venture Entity (or with such Boston Properties Subsidiary that holds such Development

Property Interest, as the case may be) in the form annexed hereto as Exhibit D (subject, however, to Section 4.8(d) below).

            (c) Within 60 days after either (i) any Venture Entity acquires a Development Property Interest during the Offer Term, or (ii) the Common Fund is admitted during the Offer Term into any Boston Properties Subsidiary that holds a Development Property Interest, Boston Properties, with respect to such Development Property Interest, shall enter into (or, at Boston Properties' election, cause a BP Subsidiary Party to enter into) a development and services agreement with such Venture Entity (or with such Boston Properties Subsidiary that holds such Development Property Interest, as the case may be) in the form annexed hereto as Exhibit E (subject, however, to Section 4.8(d) below).

            (d) Boston Properties acknowledges that each form described in this
Section 4.8 contains certain provisions that may not be applicable to all transactions (as indicated in each such form), and Boston Properties, in executing (or causing to be executed) each agreement in accordance with the provisions of this Section 4.8, shall act reasonably and in good faith in negotiating to delete all such provisions that are not applicable to the transaction in question. Boston Properties also acknowledges that each such form contains certain blank spaces for certain terms that must be added thereto, and Boston Properties, in executing (or causing to be executed) each such agreement, shall act reasonably and in good faith in negotiating what information should be added to such blank spaces.

                                    ARTICLE 5

                                    GUARANTY

      Section 5.1. Boston Properties Guaranty. Boston Properties, as primary obligor and not as surety merely, hereby unconditionally guarantees to the Common Fund the punctual payment and performance by each Boston Properties Guaranty Party of all of the obligations of such Boston Properties Guaranty Party under each of the Venture Agreements to which such Boston Properties Guaranty Party is now or hereafter becomes a party or otherwise bound (including, without limitation, the agreements described on Schedule X annexed hereto). The guaranty contained in the preceding sentence (the "Boston Properties Guaranty") shall be self-operative with respect to any Venture Agreement that is entered into after the date hereof by any Boston Properties Guaranty Party (or with respect to any Venture Agreement by which any Boston Properties Guaranty Party otherwise hereafter becomes bound), and no further instrument of guaranty shall be required in order for the Boston Properties Guaranty to apply to any such Venture Agreement. However, if requested by the Common Fund, Boston Properties shall execute, acknowledge and deliver to the Common Fund an instrument (in form and substance reasonably satisfactory to the Common Fund) confirming that the Boston Properties Guaranty applies to any such Venture Agreement. Boston Properties hereby acknowledges and agrees that each of the following entities is an intended third-party beneficiary of the Boston Properties Guaranty: (i) each Venture Entity that is a party to (or is otherwise entitled to the benefits of) any Venture Agreement with a Boston Properties Guaranty Party (including, without limitation, any Venture Entity that is a party to any Management Agreement, Leasing Agency Agreement or Development Agreement with a Boston Properties Guaranty Party) and
(ii) any Common Fund Guaranty Party that holds a direct or indirect interest in any Venture Entity. Without limiting the generality of the foregoing, Boston Properties shall cause each Boston Properties Guaranty Party that is a party to (or is otherwise bound by) any Venture Agreement to comply with all of the obligations of such Boston Properties Guaranty Party under such Venture Agreement.

      Section 5.2. Common Fund Guaranty. The Common Fund, as primary obligor and not as surety merely, hereby unconditionally guarantees to Boston Properties the punctual payment and performance by each Common Fund Guaranty Party of all of the obligations of such Common Fund Guaranty Party under each of the Venture Agreements to which such Common Fund Guaranty Party is now or hereafter becomes a party or otherwise bound (including, without limitation, the agreements described on Schedule XI annexed hereto). The guaranty contained in the preceding sentence (the "Common Fund Guaranty") shall be self-operative with respect to any Venture Agreement that is entered into after the date hereof by any Common Fund Guaranty Party (or with respect to any Venture Agreement by which any Common Fund Guaranty Party otherwise hereafter becomes bound), and no further instrument of guaranty shall be required in order for the Common Fund Guaranty to apply to any such Venture Agreement. However, if requested by Boston Properties, the Common Fund shall execute, acknowledge and deliver to Boston Properties an instrument (in form and substance reasonably satisfactory to Boston Properties) confirming that the Common Fund Guaranty applies to any such Venture Agreement. The Common Fund hereby acknowledges and agrees that each of the following entities is an intended third-party beneficiary of the Common Fund
Guaranty: (i) any Boston Properties Guaranty Party that holds a direct or indirect interest in any Venture Entity in which a Common Fund Guaranty Party also holds a direct or indirect interest and (ii) any Venture Entity in which a Common Fund Guaranty Party holds a direct interest. Without limiting the generality of the foregoing, the Common Fund shall cause each Common Fund Guaranty Party that is a party to (or is otherwise bound by) any Venture Agreement to comply with all of the obligations of such Common Fund Guaranty Party under such Venture Agreement.

      Section 5.3. General Provisions.

            (a) The following provisions of this Section 5.3 shall apply separately to each of the Boston Properties Guaranty and the Common Fund Guaranty. For purposes of the application of such provisions to the Boston Properties Guaranty, the following terms shall have the following meanings: (i) "Guaranty" shall mean the Boston Properties Guaranty; (ii) "Guarantor" shall mean Boston Properties; (iii) "Beneficiary" shall mean the Common Fund (together with all intended third-party beneficiaries of the Boston Properties Guaranty);
(iv) "Guaranteed Obligations" shall mean all of the obligations guaranteed by the Boston Properties Guaranty; and (v) "Obligor" shall mean each Boston Properties Guaranty Party whose obligations are being guaranteed by the

Boston Properties Guaranty. For purposes of the application of such provisions to the Common Fund Guaranty, the following terms shall have the following meanings: (i) "Guaranty" shall mean the Common Fund Guaranty; (ii) "Guarantor" shall mean the Common Fund; (iii) "Beneficiary" shall mean Boston Properties (together with all intended third-party beneficiaries of the Common Fund Guaranty); (iv) "Guaranteed Obligations" shall mean all of the obligations guaranteed by the Common Fund Guaranty; and (v) "Obligor" shall mean each Common Fund Guaranty Party whose obligations are being guaranteed by the Common Fund Guaranty.

            (b) The Guaranty is and is intended to be a continuing guaranty of the payment and performance of the Guaranteed Obligations, independent of and in addition to any other guaranty, endorsement, collateral or other agreement held by the applicable Beneficiary thereof or with respect thereto, whether or not furnished by the Guarantor under such Guaranty. The Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. Further, the Guaranty is unlimited in amount.

            (c) Guarantor hereby consents and agrees that each Beneficiary may at any time and from time to time, in its discretion, without affecting Guarantor or releasing Guarantor from any of its obligations under this Article 5, take any of the following actions without notice, demand or any reservation of rights: (1) renew, extend, increase, accelerate or otherwise change the time for payment or performance of, or the manner, place or terms of payment or performance of, any of the Guaranteed Obligations or (2) amend, modify, renew, extend, terminate or cancel any of the Venture Agreements to which any of the Guaranteed Obligations relate. Nothing in this paragraph (c) shall be construed to give any Beneficiary the unilateral right to amend or modify any Venture Agreement to which it is a party (or by which it is otherwise bound).

            (d) Guarantor hereby agrees to pay and perform the Guaranteed Obligations in full: (1) without reduction by reason of any setoff, defense or counterclaim of any Obligor; (2) without requiring presentment, protest or notice of non-payment or notice of default to the Guarantor, to any Obligor or to any other person or entity; (3) without demand for payment by the applicable Obligor or Guarantor or proof of such demand; (4) without requiring the applicable Beneficiary to resort first to the applicable Obligor (this being a guaranty of payment and not of collection merely) or to any other guaranty or endorsement or any collateral which the applicable Beneficiary may hold; (5) without requiring notice of acceptance hereof or assent hereto; and (6) without requiring notice that any of the Guaranteed Obligations have been incurred or of the reliance by the applicable Beneficiary upon the Guaranty; and Guarantor hereby waives all of the foregoing.

            (e) None of Guarantor's obligations under this Article 5 shall be affected by any of the following, all of which Guarantor hereby waives: (i) any defense arising by reason of the cessation or termination from any cause whatsoever of liability of the applicable Obligor with respect to all or any of the Guaranteed Obligations including, without limitation, any failure, negligence or omission by the applicable Beneficiary in enforcing its claims against the applicable Obligor; (ii) any release, settlement, waiver or compromise of the applicable Obligor's obligation to pay or perform any of the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any direct or indirect security or guaranty held by the applicable Beneficiary for any of the Guaranteed Obligations; (iv) a cancellation or termination of any of the Venture Agreements; (v) the invalidity or unenforceability of any of the Guaranteed Obligations; (vi) any suretyship defenses and defenses in the nature thereof; or (vii) any other act or omission or other thing which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guarantor's obligations under this Article 5.

            (f) Guarantor agrees to pay on demand all costs and expenses of every kind incurred by each Beneficiary in enforcing the Guaranty, including, without limitation, the actual attorney's fees incurred by such Beneficiary in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the Federal Bankruptcy Code or otherwise.

            (g) The Guaranty shall continue and be effective notwithstanding any bankruptcy, insolvency or other similar or dissimilar proceeding relating to any Obligor and notwithstanding any failure by or inability of any Beneficiary to enforce any of the Guaranteed Obligations against any Obligor because of or any prohibition of such enforcement arising out of such proceeding. Whenever any of the Guaranteed Obligations could be declared due by any Beneficiary from the applicable Obligor were it not for such proceeding, such Beneficiary may declare the same to be due from Guarantor notwithstanding such proceeding.

            (h) The applicable Beneficiary may remedy any default by any Obligor or with respect to any Guaranteed Obligations in any manner without waiving the default remedied and without waiving any other prior or subsequent default by any Obligor. All rights and remedies of each Beneficiary under this
Article 5 are cumulative.

            (i) Guarantor hereby waives all rights of subrogation, indemnity, contribution, exoneration, reimbursement or other claim which Guarantor now has, or may hereafter have, against any Obligor in connection with the Guaranteed Obligations.

            (j) The provisions of this Article 5 shall survive the expiration or termination of this Agreement.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

      Section 6.1. Boston Properties. Boston Properties hereby represents and warrants to the Common Fund that, as of the date hereof:

                  6.1.1 Boston Properties is a Delaware limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  6.1.2 Boston Properties has duly authorized, executed and delivered this Agreement, and this Agreement and all of the obligations of Boston Properties hereunder constitute legal, valid and binding obligations of Boston Properties enforceable against Boston Properties in accordance with their terms. Boston Properties has the requisite partnership power and authority to execute this Agreement and to enter into the transactions contemplated hereby. Boston Properties has caused this Agreement to be executed by a duly authorized partner of Boston Properties. Neither the execution of this Agreement nor the consummation or performance by Boston Properties of the transactions contemplated by this Agreement will result in any of the following (to the extent that any of the following would adversely affect Boston Properties' ability to perform its obligations under this Agreement): (I) a violation of, or a conflict with, or a default (or an event which, with notice and/or lapse of time, would constitute a default) under any of the terms or provisions of (a) any agreement or instrument to which Boston Properties (or any Boston Properties Subsidiary) is a party to or by which Boston Properties (or any Boston Properties Subsidiary) is bound, (b) the limited partnership agreement or the other organizational documents of Boston Properties, or (c) any applicable legal requirements, or (II) the creation of any lien, security interest, charge or encumbrance upon any properties that are directly or indirectly owned by Boston Properties or any Boston Properties Subsidiary.

                  6.1.3 Boston Properties is not required to do any of the following (to the extent that the failure to do any of the following would adversely affect Boston Properties' ability to perform its obligations under this Agreement): obtain any consent, approval, order or authorization from, or make any declaration or filing with, any person or any governmental authority, in connection with the execution and delivery of this Agreement or the performance and consummation of the transactions contemplated hereby.

                  6.1.4 BP Inc. is a Delaware corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  6.1.5 BP Inc. is the sole general partner of Boston Properties and owns approximately 66% of the limited partnership interests in Boston Properties.

                  6.1.6 BP Inc. has timely filed all required forms, reports and documents (the "BP Reports") required to be filed by BP Inc. under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Laws") with the Securities and Exchange Commission (the "SEC"). As of their respective dates, the BP Reports (i) complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of BP Inc. included in or incorporated by reference into the BP Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of BP Inc. and its subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of BP Inc. included in or incorporated by reference into the BP Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of BP Inc. and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q or Form 8-K of the SEC.

                  6.1.7 There are (i) no continuing orders, injunctions or decrees of any governmental entity to which BP Inc. or any subsidiary of BP Inc. is a party or by which any of their respective properties or assets are bound, and (ii) no actions, suits or proceedings pending (of which service or notice of process has been received by an employee of BP Inc.) against BP Inc. or any subsidiary of BP Inc. or, to the actual knowledge of BP Inc., threatened against BP Inc. or any subsidiary of BP Inc., at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that, if decided adversely, could, individually or in the aggregate, have a material adverse effect on the business, results of operations, financial condition or prospects of BP Inc. and its subsidiaries, considered as a whole (a "BP Material Adverse Effect").

                  6.1.8 Except as disclosed in the BP Reports filed with the SEC prior to the date hereof, since December 31, 1999, BP Inc. and its subsidiaries have conducted their business only in the ordinary course of such business and there has not been any event or occurrence that would, or is reasonably likely to, result in a BP Material Adverse Effect

                  6.1.9 Since June 24, 1997 through the most recent December 31st, BP Inc. has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), and has satisfied all requirements to qualify as a REIT for such years and (ii) BP Inc. has operated and intends to operate, in such a manner as to qualify as a REIT for the taxable year ending December 31, 1999. BP Inc. has not taken any action or failed to take any action which would reasonably be expected to, result in a challenge to its status as a REIT for 2000, and to the knowledge of BP Inc., no such challenge is pending or threatened.

                  6.1.10 Sections 11.1, 11.3, 11.4, 11.5 and 11.6 of Boston
      Properties' operating agreement contain all of the material provisions of such operating agreement that relate to the right of BP Inc. to consent to direct and indirect transfers of interests in Boston Properties by limited partners thereof.

            All of the foregoing representations and warranties shall be deemed to have been re-made as of the date on which each Venture Entity Operating Agreement is entered into (whether pursuant to this Agreement or otherwise).

      Section 6.2 The Common Fund. The Common Fund hereby represents and warrants to Boston Properties that, as of the date hereof:

                  6.2.1 The Common Fund has duly authorized, executed and delivered this Agreement, and this Agreement and all of the obligations of the Common Fund hereunder constitute legal, valid and binding obligations of the Common Fund enforceable against the Common Fund in accordance with their terms. The Common Fund has caused this Agreement to be executed by a duly authorized representative of the Common Fund. Neither the execution of this Agreement nor the consummation or performance by the Common Fund of the transactions contemplated by this Agreement will result in any of the following (to the extent that any following would adversely affect the Common Fund's ability to perform its obligations under this Agreement): a violation of, or a conflict with, or a default (or an event which, with notice and/or lapse of time, would constitute a default) under any of the terms or provisions of (a) any agreement or instrument to which the Common Fund (or any Common Fund Subsidiary) is a party to or by which the Common Fund (or any Common Fund Subsidiary) is bound, or (b) any applicable legal requirements.

                  6.2.2 The Common Fund is not required to do any of the following (to the extent that the failure to do any of the following would adversely affect the Common Fund's ability to perform its obligations under this Agreement): obtain any consent, approval, order or authorization from, or make any declaration or filing with, any person or any governmental authority, in connection with the execution and delivery of this Agreement or the performance and consummation of the transactions contemplated hereby.

                  [Remainder of Page Intentionally Left Blank]

                                    ARTICLE 7

                            RESTRICTIONS RELATING TO
                             QUALIFIED ORGANIZATIONS

      Section 7.1 Definitions. For purposes of this Article 7, the following terms shall have the following meanings:

            "Acceptable Appraiser" shall mean any real estate appraiser who (a) is a member of the American Institute of Real Estate Appraisers, or a successor body exercising similar functions, (b) is a member of a national appraisal firm that performs appraisals throughout the United States, (c) has at least ten (10) years' experience as an appraiser of office properties, and (d) is unaffiliated with either the Common Fund or Boston Properties.

            "Boston Properties Party" shall mean Boston Properties, any Qualified BP Transferee, any Qualified BP Subsidiary and any Successor of any of the foregoing.

            "Fair Market Value" shall mean, with respect to any Qualified Venture Property Interest, the price, as of the date in question, at which a willing seller would sell, and a willing buyer would buy, the applicable Venture Entity's interest in such Qualified Venture Property Interest, assuming that (i) neither the seller nor the purchaser is under any compulsion to act, and (ii) both the seller and the buyer are acting prudently, with full knowledge and for their self interest. The Fair Market Value of such Qualified Venture Property Interest shall (subject to the proviso at the end of this sentence) be determined by taking into consideration all relevant factors, including, without limitation, both the physical condition and use, as of the applicable date, of the underlying land and improvements (including, without limitation, all leases and other encumbrances affecting such land and improvements as of such date); provided, however, that (notwithstanding anything to the contrary contained herein) the Fair Market Value of any Qualified Venture Property Interest in unimproved land shall be calculated without regard to the highest use to which such land could be put as of such applicable date, if such highest use is not primarily office use.

            "Percentage Interest" with respect to any Venture Entity, shall mean the percentage interest held by each member (or analogous interest holder) in such Venture Entity, as set forth in the Venture Entity Operating Agreement for such Venture Entity. By way of example only, the Percentage Interest of each member in the 140 Kendrick Street Venture Entity shall be the percentage set forth opposite its name in the definition of "Percentage Interest" contained in the 140 Kendrick Street Operating Agreement (subject to adjustment as provided in the 140 Kendrick Street Operating Agreement).

            "Prohibited Transaction" shall mean shall mean (i) the admission of a party directly into any Boston Properties Party, (ii) the admission of a party indirectly into any Boston Properties Party, (iii) the transfer of a direct or indirect interest in any Boston Properties Party, or (iv) any other action by a Boston Properties Party or the suffering by any Boston Properties Party of an action, in each case that has the effect of causing any Qualified Venture Entity not to meet the requirements of
Section 514(c)(9)(E) of the Code (including, without limitation, by reason of Section 514(c)(9)(D) of the Code) and the Treasury Regulations thereunder (or, if applicable, any successor provisions of the Internal Revenue Code or Treasury Regulations); provided, however, that no admission, transfer or other action described in any of the preceding clauses (ii), (iii) and (iv) shall constitute a Prohibited Transaction if, and to the extent that, such admission, transfer or other action does not (under the partnership agreement, operating agreement or other organizational documents of the applicable Boston Properties Party) require the consent of the applicable Boston Properties Party (any such admission, transfer or other action that meets the criteria in this proviso, an "Uncontrollable QO Transaction"). Without limiting the generality of the foregoing, and by way of example only, the following transaction is among the transactions that do not constitute Prohibited Transactions: the transfer of an interest in a Boston Properties Party to a Qualified Organization in such a way that (i) such Qualified Organization has no direct or indirect interest in any Qualified Promote Interest and (ii) no Qualified Venture Entity otherwise fails to meet the requirements of Section 514(c)(9)(E) of the Code as a result of such transfer.

            "Promote Interest" shall mean, with respect to any Venture Entity, the portion (if any) of the membership (or analogous) interest in such Venture Entity that entitles the holder thereof to distributions and allocations in excess of the product of (i) the Percentage Interest of the member (or analogous interest holder) owning such interest and (ii) the total distributions and allocations of such Venture Entity. The Promote Interest for any Venture Entity shall include the difference (whether positive or negative) of (x) the capital account balance of the holder of the Promote Interest and (y) the product of (A) the Percentage Interest of the member (or analogous interest holder) owning such interest and (B) the total aggregate capital account balances of such Venture Entity.

            "Promote Interest Purchase Price" shall mean, with respect to any Promote Interest as of any date (the "Determination Date"), an amount equal to the product of (a) 0.75, multiplied by (b) an amount (the "Promote Interest FMV Price") equal to the net proceeds that, pursuant to the applicable Venture Entity Operating Agreement, would be distributed to the holder of such Promote Interest (as if such Promote Interest were the only interest in the applicable Venture Entity held by such holder) if (i) the Qualified Venture Property Interest then held by such Venture Entity was sold or otherwise disposed of (on the Determination Date) for a price equal to the Fair Market Value (as of the Determination Date) of such Qualified Venture Property Interest and (ii) the proceeds of such sale or other disposition were first applied to pay (x) the estimated costs and expenses that would be incurred by such Venture Entity in connection with such a sale or other disposition to a bona fide third party and
(y) any debt of such Venture Property that is outstanding as of the Determination Date.

            "Qualified BP Subsidiary" shall mean any Boston Properties Subsidiary (or any entity that, directly or indirectly, is wholly-owned by any Successor to Boston

Properties and/or Boston Properties, Inc.) that, at the time in question, is the holder of any Promote Interest.

            "Qualified BP Transferee" shall mean any transferee (whether direct or remote) of Boston Properties' (or the applicable Boston Properties Subsidiary's) interest in a Venture Entity, which transferee, at the time in question, (x) is an affiliate of Boston Properties (or any Successor thereto) and (y) is the holder of the Promote Interest in such Venture Entity.

            "Qualified Organization" shall have the meaning ascribed to it in
Section 514(c)(9)(C) of the Internal Revenue Code of 1986, as amended (or, if applicable, any successor provision of the Internal Revenue Code).

            "Qualified Promote Interest" shall mean, at any time, any Promote Interest that, at such time, is held by a Boston Properties Party.

            "Qualified Venture Entity" shall mean, at any time, any Venture Entity in which, at such time, any Boston Properties Party is the holder of the Promote Interest (if any) in such Venture Entity.

            "Qualified Venture Property Interest" shall mean, at any time, any Venture Property Interest that is held by a Venture Entity which, at such time, constitutes a Qualified Venture Entity.

            "Restriction Period" shall mean the period of time commencing on the date hereof and ending on the earlier to occur of (x) the later to occur of (1) the last day of the Offer Term and (2) the first date on which the Common Fund no longer has any direct or indirect interest in any Qualified Venture Entity (the later to occur of such dates, the "Restriction Expiration Date") and (y) the date on which the first Permitted Admission is effected in accordance with
Section 7.4 below; provided, however, that if, during any other period prior to the Restriction Expiration Date, no direct or indirect partner of Boston Properties (or any Successor of Boston Properties) shall constitute a Qualified Organization (whether because the entity that was the subject of the last Permitted Admission is no longer a partner of Boston Properties (or such Successor) or otherwise), then the term "Restriction Period" shall also include each such period that commences on the first date on which no direct or indirect partner of Boston Properties (or such Successor of Boston Properties) constitutes a Qualified Organization and ends on the earlier to occur of (x) the Restriction Expiration Date and (y) the date on which the next Permitted Admission is effected in accordance with Section 7.4 below.

            "Successor" shall mean, with respect to any entity, any one of the following: (i) an entity resulting from a merger, consolidation, reorganization or recapitalization of or with such entity or (ii) a purchaser (or other transferee) of all or substantially all of such entity's assets and all or substantially all of such entity's liabilities.

      Section 7.2 Representation and Warranty. Boston Properties represents and warrants to the Common Fund that, as of the date hereof, (a) Boston Properties does not constitute (and no other Boston Properties Party constitutes) a Qualified Organization, and (b) no direct or, to Boston Properties' knowledge, indirect partner in Boston Properties (or any other Boston Properties Party) constitutes a Qualified Organization such that a potential direct or indirect allocation from any Qualified Venture Entity could cause such Qualified Venture Entity not to meet the requirements of Section 514(c)(9)(E) of the Code (including, without limitation, by reason of Section 514(c)(9)(D) of the Code) and the Treasury Regulations thereunder (or, if applicable, any successor provisions of the Internal Revenue Code or Treasury Regulations). Moreover, if any Venture Entity Operating Agreement is entered into during any Restriction Period, then Boston Properties shall be deemed to have represented and warranted to the Common Fund (as of the date on which such Venture Entity Operating Agreement is so entered into) that Section 7.3 below has not been violated during such Restriction Period. Boston Properties shall promptly notify the Common Fund if at any time Boston Properties learns that any direct or indirect partner in Boston Properties (or any other Boston Properties Party) constitutes a Qualified Organization such that a potential direct or indirect allocation from any Qualified Venture Entity could cause such Qualified Venture Entity not to meet the requirements of Section 514(c)(9)(E) of the Code (including, without limitation, by reason of Section 514(c)(9)(D) of the Code) and the Treasury Regulations thereunder (or, if applicable, any successor provisions of the Internal Revenue Code or Treasury Regulations).

      Section 7.3 Restriction. At no time during any Restriction Period shall Boston Properties effect, or permit or suffer to be effected, any Prohibited Transaction, except as and to the extent expressly permitted by Section 7.4 below. Without limiting the generality of the foregoing or anything in Section
7.4 below, in no event shall Boston Properties, prior to the first anniversary of the date of this Agreement, admit into Boston Properties any direct partner that constitutes a Qualified Organization, regardless of the type or amount of consideration proposed to be paid in connection therewith (it being agreed, however, that such an admission shall not be prohibited by this sentence if such admission does not constitute a Prohibited Transaction, i.e., if such admission would not cause any Qualified Venture Entity not to meet the requirements of
Section 514(c)(9)(E) of the Code (including, without limitation, by reason of Section 514(c)(9)(D) of the Code) and the Treasury Regulations thereunder (or, if applicable, any successor provisions of the Internal Revenue Code or Treasury Regulations)).

      Section 7.4 Sale of Promote Interests. (a) If (i) Boston Properties, at any time after the first anniversary of the date of this Agreement but before the end of any Restriction Period, desires to admit into Boston Properties any direct partner that constitutes a Qualified Organization and such admission would constitute a Prohibited Transaction, and (ii) the amount of the consideration to be paid or contributed by such direct partner to or on account of Boston Properties in connection with such admission is a least One Hundred Million ($100,000,000) Dollars (any such admission described in the preceding clauses (i) and (ii), a "Permitted Admission"), then Boston Properties shall be permitted to effect such admission, provided that Boston Properties first complies with all of the following provisions of this Section 7.4. Boston Properties shall give the Common Fund prior notice (a "Promote Interest Offer Notice") of its intention to effect a Permitted Admission, which notice shall (i) set forth the name of the Qualified Organization that is the subject of such Permitted Admission and a reasonably detailed description of the business and operations of such Qualified Organization, (ii) contain a reasonably detailed description of such Permitted Admission (including, without limitation, (x) a certification of Boston Properties as to the type and amount of the consideration to be paid or contributed to or on account of Boston Properties in connection therewith and
(y) the anticipated closing date of such Permitted Admission, which anticipated closing date shall be no later than 120 days after the date of such Promote Interest Offer Notice), (iii) be accompanied by a written agreement between Boston Properties and such Qualified Organization that binds each of such parties to effect such Permitted Admission, (iv) be accompanied by an MAI appraisal for each Venture Property Interest that (i) as of such anticipated closing date, will constitute a Qualified Venture Property Interest and (ii) was acquired by the applicable Venture Entity during the then current Restriction Period, each of which appraisals (x) shall be prepared by an Acceptable Appraiser, (y) shall be dated no earlier than 30 days prior to the date of such Promote Interest Offer Notice and (z) shall set forth such appraiser's determination of the Fair Market Value (as of such anticipated closing date) of the Venture Property Interest in question (such Fair Market Value determination for each such Venture Property Interest, the "Initial Appraiser's Determination"), (v) be accompanied by such documentation as is reasonably necessary to corroborate the Initial Appraiser's Determination of the Fair Market Value of each such Venture Property Interest, and (vi) constitute an offer to convey (and/or cause the applicable Boston Properties Subsidiary(ies) and Qualified BP Transferee(s) to convey, as the case may be) to the Common Fund (and/or the applicable Common Fund Subsidiary) the Qualified Promote Interest pertaining to each such Venture Property Interest for a purchase price equal to the Promote Interest Purchase Price for such Qualified Promote Interest as of the effective date of such conveyance (which Promote Interest Purchase Price shall be determined in accordance with the provisions of Section 7.4(d) and, if applicable, Section 7.6 below). If the Common Fund desires to accept such offer with respect to all of such Qualified Promote Interests, then the Common Fund, within 45 days after receiving a duly given Promote Interest Offer Notice, shall deliver to Boston Properties a notice to that effect (each, a "Promote Interest Acceptance Notice"), which notice shall indicate, with respect to each such Qualified Promote Interest (each, an "Elected Promote Interest"), whether the Common Fund agrees with Initial Appraiser's Determination of the Fair Market Value of the Qualified Venture Property Interest that corresponds to such Elected Promote Interest. If Boston Properties gives the Common Fund a Promote Interest Offer Notice, then (i) Boston Properties from time to time shall allow (or cause to be allowed) all officers, employees, attorneys, advisors, accountants and other representatives (collectively, "Representatives") of the Common Fund access at all reasonable times to the records and files, audits and properties of each applicable Qualified Venture Entity, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of such Qualified Venture Entity, (ii) Boston Properties shall from time to time provide (or cause to be provided) all information regarding the business and affairs of such Qualified

Venture Entity, including without limitation, information regarding leasing negotiations, that the Common Fund may request and (iii) Boston Properties shall from time to time be available, and shall cause its Representatives (and the Representatives of such Qualified Venture Entity) to be available, at all reasonable times to answer questions and provide information regarding the business and affairs of such Qualified Venture Entity.

            (b) If, after the date on which Boston Properties gives a Promote Interest Offer Notice but before the date on which the Permitted Admission that pertains thereto is effected, the Common Fund gives Boston Properties a Development Property Acceptance Notice with respect to any Development Property Interest (or the Common Fund and Boston Properties otherwise jointly acquire any Development Property Interest), then the parties shall act in good faith to structure the transaction involving such Development Property Interest such that the Venture Entity that will hold such Development Property Interest will not fail to comply with Section 514(c)(9)(E) of the Internal Revenue Code of 1986, as amended (or, if applicable, any successor provision of the Internal Revenue
Code).

            (c) If (i) Boston Properties properly gives the Common Fund a Promote Interest Offer Notice with respect to any Permitted Admission, and (ii) the Common Fund fails to give timely a Promote Interest Acceptance Notice in response thereto, then Boston Properties may thereafter effect such Permitted Admission, without further obligation under this Section 7.4 on account of such Permitted Admission.

            (d) If the Common Fund, in any Promote Interest Acceptance Notice, indicates that it agrees with the Initial Appraiser's Determination of the Fair Market Value of any applicable Qualified Venture Property Interest, then the Promote Interest Purchase Price for the Elected Promote Interest that corresponds to such Qualified Venture Property Interest shall be computed by the Common Fund and Boston Properties based upon the Initial Appraiser's Determination of the Fair Market Value of such Qualified Venture Property Interest. If (i) the Common Fund, in any Promote Interest Acceptance Notice, indicates that it does not agree with the Initial Appraiser's Determination of the Fair Market Value of any applicable Qualified Venture Property Interest, and
(ii) such disagreement is not resolved within 15 days after the Common Fund gives such Promote Interest Acceptance Notice, then the Fair Market Value of such Qualified Venture Property Interest shall, for purposes of calculating the Promote Interest Purchase Price for the corresponding Elected Promote Interest, be determined in accordance with Section 7.6 below. If the Fair Market Value of any Qualified Venture Property Interest is to be determined pursuant to Section
7.6 below, then, until at least 15 days after such determination is made, (i) the applicable Permitted Admission shall not be effected, and (ii) the corresponding Elected Promote Interest (as well as all of the other Elected Promote Interests that were covered by the same Promote Interest Acceptance Notice) shall not be conveyed to the Common Fund in accordance with Section 7.4(e) below. Notwithstanding the preceding sentence, Boston Properties may elect, upon at least 30 days prior notice to the Common Fund, to convey all such Elected Promote Interests to the Common Fund in accordance with Section 7.4(e) below before any such determination is made, provided that, at the closing of such conveyance, the amount to be paid by the Common Fund for each such Elected Promote Interest with respect to which such a determination is being made shall be equal to 75% of the Promote Interest Purchase Price that would otherwise be payable by the Common Fund if such Promote Interest Purchase Price was calculated based on the Initial Appraiser's Determination of the Fair Market Value of the corresponding Qualified Venture Property Interest; and upon the determination, in accordance with Section 7.6 below, of the Fair Market Value of each applicable Qualified Venture Property Interest, the Promote Interest Purchase Price for the corresponding Elected Promote Interest shall be recomputed based on such determination and any adjustment between the parties thereto, together with interest on the adjusted amount at the rate of 8% per annum from the date of such closing until paid, shall be made within 30 days after such recomputation.

            (e) If the Common Fund timely gives Boston Properties a Promote Interest Acceptance Notice with respect to one or more Elected Promote Interests, then, immediately prior to Boston Properties effecting the applicable Permitted Admission (but in no case sooner), Boston Properties shall convey (and/or cause the applicable Boston Properties Subsidiary(ies) or Qualified BP Transferee(s)to convey) to the Common Fund (and/or to the Common Fund Subsidiary(ies) that is a member of the applicable Venture Entity) each Elected Promote Interest that was covered by such Promote Interest Acceptance Notice, free and clear of all liens, encumbrances and other claims, for a purchase price equal to the Promote Interest Purchase Price (as of the date of such conveyance) for such Elected Promote Interest. In connection therewith, Boston Properties shall execute and tender (and/or cause to be executed and tendered) all documentation that the Common Fund may reasonably require in connection with such conveyance (including, without limitation, (x) any required amendment to the applicable Venture Entity Operating Agreement, and (y) representations and warranties of the transferor, which shall be guarantied by Boston Properties if it is not the transferor, that the transferor has good title to the applicable Promote Interest and is transferring the same free and clear of any liens, encumbrances and other claims). The closing of such conveyance shall take place in the offices of the Common Fund's attorneys (or such other location as the Common Fund may reasonably designate). Each party shall pay its own legal fees in connection with such conveyance. Recording, transfer or similar taxes (if any) arising in connection with such conveyance shall be paid by Boston Properties. Moreover, all other costs and expenses relating to such conveyance shall be paid by Boston Properties.

            (f) Notwithstanding anything to the contrary contained herein, but without limiting the restriction contained in Section 7.3 above, if the Common Fund, in response to any Promote Interest Offer Notice, timely gives Boston Properties a Promote Interest Acceptance Notice with respect to one or more Elected Promote Interests, then in no event may Boston Properties effect the applicable Permitted Admission unless and until all the Elected Promote Interests covered by such Promote Interest Acceptance Notice are conveyed to the Common Fund (and/or the applicable Common Fund Subsidiary) in accordance with this Section 7.4.

            (g) Immediately following the conveyance of a Qualified Promote Interest to the Common Fund (and/or to the Common Fund Subsidiary(ies) that is a Member of the applicable Venture Entity), the capital account balance of each member of the Venture Entity shall be equal to the product of such member's Percentage Interest in such entity and the aggregate capital account balances of such entity.

            (h) This Article 7 is intended to permit the respective Venture Entities to comply with Section 514(c)(9)(E) of the Internal Revenue Code of 1986, as amended (or, if applicable, any successor provision of the Internal Revenue Code) and shall be interpreted consistently therewith.

      Section 7.5 Additional Remedies. (a) If Boston Properties at any time breaches its representations and warranties in Section 7.2 above or breaches its obligations under Section 7.3 above, then (in addition to all rights and remedies available to the Common Fund at law or in equity on account of such breach) the Common Fund shall have the right, to be exercised by the Common Fund's delivery of written notice to Boston Properties (each, a "Default Exercise Notice"), to purchase all of the Promote Interests that, as of the date such Exercise Notice is given, constitute Qualified Promote Interests, for a purchase price equal to the Promote Interest Purchase Price of each of such Qualified Promote Interests as of the date of the conveyance thereof in accordance with the following sentence. If the Common Fund gives Boston Properties a Default Exercise Notice with respect to any Qualified Promote Interests, then (i) for purposes of determining the Promote Interest Purchase Price of each such Qualified Promote Interest, the Fair Market Value of the corresponding Qualified Venture Property Interest shall be determined in accordance with Section 7.5(c) below, and (ii) Boston Properties shall convey (and/or cause to be conveyed) each such Qualified Promote Interest, free and clear of all liens, encumbrances and other claims, to the Common Fund (or, if applicable, to the Common Fund Subsidiary that is a member of the corresponding Venture Entity) within 30 days after such determination is made, for a purchase price equal to the Promote Interest Purchase Price thereof as of the date of such conveyance. In connection therewith, Boston Properties shall execute and tender (and/or cause to be executed and tendered) all documentation that the Common Fund may reasonably require in connection with such conveyance (including, without limitation, (x) any required amendment to the applicable Venture Entity Operating Agreement, and (y) representations and warranties of the transferor, which shall be guarantied by Boston Properties if it is not the transferor, that the transferor has good title to the applicable Promote Interest and is transferring the same free and clear of any liens, encumbrances and other claims). The closing of such conveyance shall take place in the offices of the Common Fund's attorneys (or such other location as the Common Fund may reasonably designate). All costs and expenses relating to such conveyance shall be paid by Boston Properties.

            (b) If an Uncontrollable QO Transaction occurs, then the Common Fund shall have the right, to be exercised by the Common Fund's delivery of written notice to Boston Properties (each, a "FMV Exercise Notice"), to purchase all of the Promote Interests that, as of the date such Exercise Notice is given, constitute Qualified

Promote Interests, for a purchase price equal to the Promote Interest FMV Price of each of such Qualified Promote Interests (to be calculated as of the date of the conveyance of each of such Qualified Promote Interests in accordance with the following sentence). If the Common Fund gives Boston Properties an FMV Exercise Notice with respect to any Qualified Promote Interests, then (i) for purposes of determining the Promote Interest FMV Price of each such Qualified Promote Interest, the Fair Market Value of the corresponding Qualified Venture Property Interest shall be determined in accordance with Section 7.5(c) below, and (ii) Boston Properties shall convey (and/or cause to be conveyed) each such Qualified Promote Interest, free and clear of all liens, encumbrances and other claims, to the Common Fund (or, if applicable, to the Common Fund Subsidiary that is a member of the corresponding Venture Entity) within 30 days after such determination is made, for a purchase price equal to the Promote Interest FMV Price thereof as of the date of such conveyance. In connection therewith, Boston Properties shall execute and tender (and/or cause to be executed and tendered) all documentation that the Common Fund may reasonably require in connection with such conveyance (including, without limitation, (x) any required amendment to the applicable Venture Entity Operating Agreement, and (y) representations and warranties of the transferor, which shall be guarantied by Boston Properties if it is not the transferor, that the transferor has good title to the applicable Promote Interest and is transferring the same free and clear of any liens, encumbrances and other claims). The closing of such conveyance shall take place in the offices of the Common Fund's attorneys (or such other location as the Common Fund may reasonably designate). All costs and expenses relating to such conveyance shall be paid by Boston Properties.

            (c) In any instance under this Section 7.5 where the Fair Market Value of a Qualified Venture Property Interest is to be determined pursuant to this Section 7.5(c), the following procedures shall be followed in connection with such Qualified Venture Property Interest: Boston Properties and the Common Fund, within 10 days after the date on which the Common Fund gives the applicable Default Exercise Notice or the applicable FMV Exercise Notice, as the case may be, shall select an Acceptable Appraiser to perform an MAI appraisal of such Qualified Venture Property Interest and determine the Fair Market Value thereof as of the applicable date. If, within such 10 day period, the parties are unable to agree upon an Acceptable Appraiser, then either party may apply to the American Arbitration Association to have an Acceptable Appraiser appointed thereby, which appointment shall be made within 10 days after such application is made. Such determination of the Fair Market Value of such Qualified Venture Property Interest by the Acceptable Appraiser so selected or appointed (x) shall be made by such Acceptable Appraiser within 15 days of its selection and (y) shall be made in accordance with the provisions and definitions contained in this Section 7.5(c). In rendering such determination, the Acceptable Appraiser so selected shall not add to, subtract from or otherwise modify the provisions of this Section 7.5(c) or the definition of "Fair Market Value" (and, notwithstanding anything to the contrary contained herein, any such addition, subtraction or modification shall be disregarded by the parties). Upon completion of such appraisal, (i) such Acceptable Appraiser shall deliver its determination of the Fair Market Value of such Qualified Venture Property Interest (together with all supporting documentation) to the Common Fund and Boston

Properties, which determination shall be binding on the Common Fund and the Advisor for purposes of this Article 7, and (ii) the Common Fund and Boston Properties shall then compute the Promote Interest Purchase Price or the Promote Interest FMV Price (as the case may be) for the corresponding Promote Interest based on such Fair Market Value determination. In the case of a determination for purposes of Section 7.5(a) above, Boston Properties shall in each instance be responsible for all the fees and expenses of the Acceptable Appraiser. In the case of a determination for purposes of Section 7.5(b) above, Boston Properties and the Common Fund shall each be responsible for one-half of the fees and expenses of the Acceptable Appraiser.

      Section 7.6 Dispute Resolution Mechanism. In any instance under this
Article 7 where the Fair Market Value of any Qualified Venture Property Interest is to be determined pursuant to this Section 7.6, the following procedures shall be followed in connection therewith: the Common Fund, within 15 days after the procedures in this Section 7.6 are invoked, shall, by notice to Boston Properties, select an Acceptable Appraiser (the Acceptable Appraiser so selected, the "Common Fund Appraiser") to perform an MAI appraisal of such Qualified Venture Property Interest and determine the Fair Market Value of such Qualified Venture Property Interest. The Fair Market Value of such Qualified Venture Property Interest shall be so determined as of the anticipated closing date for the corresponding Elected Promote Interest (or if such closing already occurred, as of the actual closing date, as the case may be) (such anticipated or actual closing date, as the case may be, the "Applicable Date"). Upon completion of such appraisal, the Common Fund Appraiser shall deliver its determination of the Fair Market Value of such Qualified Venture Property Interest (such determination, the "Common Fund Appraiser's Determination") to the Common Fund and Boston Properties, together with the underlying appraisal. If the Common Fund Appraiser's Determination with respect to such Qualified Venture Property Interest is equal to at least 95% of the Initial Appraiser's Determination with respect to such Qualified Venture Property Interest, then the Fair Market Value of such Qualified Venture Property Interest shall, for purposes of this Article 7, be equal to the mathematical average of such Common Fund Appraiser's Determination and such Initial Appraiser's Determination. If the Common Fund Appraiser's Determination with respect to such Qualified Venture Property Interest is less than 95% of the Initial Appraiser's Determination with respect to such Qualified Venture Property Interest, then, within 10 days after the Common Fund Appraiser's Determination is so delivered to the Common Fund and Boston Properties, the Common Fund and Boston Properties shall select a third Acceptable Appraiser (the "Third Appraiser") to perform an MAI appraisal of such Qualified Venture Property Interest and determine the Fair Market Value thereof as of the Applicable Date. If, within such 10 day period, the parties are unable to agree upon the Third Appraiser, then either party may apply to the American Arbitration Association to have an Acceptable Appraiser appointed thereby, which appointment shall be made within 10 days after such application is made. Upon the selection or appointment of the Third Appraiser, the Third Appraiser shall be advised (x) that the determination of the Fair Market Value at issue shall be governed by the definition of same set forth in this Agreement and (y) of the requirement that the Third Appraiser select (without compromise) the Determination (defined below), as between the Initial Appraiser's Determination and the Common Fund

Appraiser's Determination, that more accurately reflects the Fair Market Value of such Qualified Venture Property Interest as of the Applicable Date. Within 30 days after the Third Appraiser is so selected or appointed, the Third Appraiser shall perform an MAI appraisal of such Qualified Venture Property Interest and select which of such Determinations more accurately reflects the Fair Market Value of such Qualified Venture Property Interest as of the Applicable Date. Upon making such selection, the Third Appraiser shall deliver such selection to the Common Fund and Boston Properties in writing, and the Determination so selected shall be binding on the parties and constitute the Fair Market Value of such Qualified Venture Property Interest for the purposes of this Article 7. Each of the Common Fund and Boston Properties shall pay the fees and expenses of its own appraiser. The fees and expenses of the Third Appraiser, if any, shall be borne by the losing party to the applicable arbitration. For purposes hereof, "Determination" means, with respect to each Qualified Venture Property Interest to which this Section 7.6 applies, either the Initial Appraiser's Determination with respect thereto or the Common Fund Appraiser's determination with respect thereto.

      Section 7.7 Good Faith. Each of Boston Properties and the Common Fund agrees that, in connection with the discharge of its obligations under this
Article 7, it shall act in good faith.

                                    ARTICLE 8

                                  MISCELLANEOUS

      Section 8.1 Notices. Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals and other communications (herein collectively called "notices") that may or must be given hereunder, shall be in writing, shall be deemed to have been properly given when received by the party to whom such notice is addressed (or when such party refuses delivery), and shall be personally delivered or sent by overnight express courier, postage prepaid, addressed to the party to be so notified as follows:

            If intended for the Common Fund, to:

                  Comptroller of the State of New York
                     as Trustee of the Common Retirement Fund
                  633 Third Avenue, 31st Floor
                  New York, New York 10017-6754
                  Attention: Assistant Deputy Comptroller for
                             Investments and Cash Management

            With a copy to:

                  Comptroller of the State of New York
                     as Trustee of the Common Retirement Fund
                  633 Third Avenue, 31st Floor
                  New York, New York 10017-6754
                  Attention: Assistant Counsel

            With a copy to:

                  J.P. Morgan Investment Management
                  522 Fifth Avenue, 9th Floor
                  New York, New York 10036
                  Attention: Daniel Volpano

            With a copy to:

                  J.P. Morgan Investment Management
                  522 Fifth Avenue, 9th Floor
                  New York, New York 10036
                  Attention: Elizabeth Propp

            If intended for Boston Properties, to:

                  Boston Properties Limited Partnership
                  800 Boylston Street
                  Boston, Massachusetts 02199-8001
                  Attention: Douglas T. Linde

            With a copy to:

                  Boston Properties Limited Partnership
                  800 Boylston Street
                  Boston, Massachusetts 02199-8001
                  Attention:  General Counsel

            and a copy to:

                  Goulston & Storrs, P.C.
                  400 Atlantic Avenue
                  Boston, Massachusetts 02110-3333
                  Attention:  Steven R. Astrove, Esq.

Each party, upon not less than five (5) days notice to the other party (given in accordance with this Section), shall each have the right, from time to time during the term of this

Agreement, to designate additional and/or substitute parties and/or address(es) to receive notices on behalf of such party in accordance with this Section.

      Section 8.2 No Assignment. Neither this Agreement nor any of the rights of Boston Properties hereunder may be assigned, transferred or encumbered without the Common Fund's prior written consent (which may be withheld in the Common Fund's sole discretion), and any such purported assignment, transfer or encumbrance without the Common Fund's prior written consent shall be void. Neither this Agreement nor any of the rights of the Common Fund hereunder may be assigned, transferred or encumbered without Boston Properties' prior written consent (which may be withheld in Boston Properties' sole discretion), and any such purported assignment, transfer or encumbrance without Boston Properties' prior written consent shall be void.

      Section 8.3 Entire Agreement. This Agreement, together with the documents and instruments executed and delivered in connection herewith, set forth the entire agreement between Boston Properties and the Common Fund relating to the transactions contemplated hereby and all other prior agreements, understandings, representations or statements, oral or written, relating directly to the subject matter of this Agreement are superseded hereby.

      Section 8.4 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute one and the same instrument.

      Section 8.5 Modification; Waiver. This Agreement and the terms hereof may not be changed, waived, modified, supplemented, canceled, discharged or terminated orally, but only by an instrument or instruments in writing executed and delivered by the parties hereto. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

      Section 8.6 Attorney's Fees. In the event that either party hereto shall commence litigation against the other in connection herewith, the losing party in such action shall reimburse the attorneys' fees and disbursements of the prevailing party in such action.

      Section 8.7 Severability; Construction. If any of the provisions of this Agreement or the application thereof to any person or circumstance shall, to any extent, be or become invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons or circumstances other than those as to which it shall be held invalid or unenforceable, shall not be affected thereby; and every provision of this Agreement shall be valid and enforceable to the fullest extent of the law.

      Section 8.8 Captions; Usage of Words of Reference; Relationship of the Parties. Captions and Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement. The words "hereto", "hereby", "herein", "hereunder" and "hereof" shall refer to this Agreement in its entirety, together with any exhibits and schedules attached to this Agreement, and any documents incorporated by reference in this Agreement, unless specifically limited by the provisions in question. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require. The use of the term "including" in this Agreement shall mean in all cases "including but not limited to" unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing. Nothing in this Agreement shall be deemed or construed to have created any joint venture or partnership relationship between Boston Properties and the Common Fund, except as and to the extent provided in Sections 2.2(c) and 3.1(c) above or in any Venture Entity Operating Agreement that is entered into by the parties pursuant to this Agreement.

      Section 8.9 No Third Party Beneficiaries. Except as otherwise provided in
Article 5 above, the rights granted under this Agreement shall be solely for the benefit of the parties hereto and their successors and permitted assigns, and no third party shall have any claim to any such right or the benefit thereof.

      Section 8.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles.

      Section 8.11 Confidentiality. Each of Boston Properties and the Common Fund agrees that the existence of, the terms and provisions set forth in, and the transactions contemplated by, this Agreement (all of the foregoing, collectively, the "Confidential Information") are, subject to the terms of this
Section 8.11, confidential. Each of Boston Properties and the Common Fund further agrees that, from and after the date hereof, it will use reasonable efforts to cause the Confidential Information to be held in strict confidence and not disclosed to any persons other than (i) employees, officers, directors, prospective lenders and agents of such party (including such party's attorneys, advisors, and third party consultants), or (ii) in connection with a Permitted Transaction (as defined below) involving such party, unless and to the extent such disclosure is required by applicable legal requirements, SEC filings, supplemental filings, or judicial process. For purposes hereof, the term "Permitted Transaction" shall mean (i) with respect to the Common Fund, any transaction involving the Common Fund that is not prohibited by Article 2,
Article 3 or any other provision of this Agreement, and (ii) with respect to Boston Properties, any transaction involving Boston Properties that is not prohibited by Article 2, Article 3 or any other provision of this Agreement.

      Section 8.12 Successors. All of the provisions of this Agreement and of any of the documents and instruments executed in connection herewith shall apply to and be binding upon, and inure to the benefit of the Common Fund and Boston Properties, and their successors and their permitted assigns.

      Section 8.13 Non-Imputation Proceeds. If, in connection with the acquisition by a Venture Entity of a Venture Property Interest from a Boston Properties affiliate (or the admission of the Common Fund or a Common Fund Subsidiary into a Venture Entity), such Venture Entity obtains a title insurance policy that contains a Non-Imputation Endorsement (as defined below), then the Common Fund (or the Common Fund Subsidiary that holds an interest in such Venture Entity, as the case may be) shall be entitled to all insurance proceeds payable to such Venture Entity under such policy, to the extent that such proceeds would not have been payable to such Venture Entity in the absence of such Non-Imputation Endorsement. For purposes hereof, a "Non-Imputation Endorsement" shall mean a title policy endorsement that provides (in effect) that the applicable title insurance company will not deny liability to the insured Venture Entity on the grounds that such Venture Entity had knowledge of a matter by reason of knowledge of such matter being imputed to such Venture Entity from Boston Properties or a Boston Properties Subsidiary.

      Section 8.14 Further Assurances. Each party, from and after the date hereof, shall execute, acknowledge and/or deliver such other instruments as may reasonably be requested by the other party in order to effectuate the purposes of this Agreement; provided, however, that the foregoing provisions of this
Section 8.14 shall not obligate either party to execute, acknowledge or deliver any instrument which would or might impose upon such party any additional liability or obligations.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, this Agreement has been entered into on the date first above written.

                                    COMPTROLLER OF THE STATE
                                    OF NEW YORK AS TRUSTEE OF THE
                                    COMMON RETIREMENT FUND


                                    By:_____________________________
                                    Name:
                                    Title:


                                    BOSTON PROPERTIES LIMITED PARTNERSHIP


                                    By:_____________________________
                                    Name:
                                    Title: